Exhibit 10.16

Explanatory Note: The body of this document was previously filed with the SEC, as indicated in the Exhibit Index. What follows are additional schedules and/or exhibits to that document that were not included in the original filing.

EXHIBIT A

FORM OF ARTICLES AND PLAN OF MERGER

ARTICLES OF MERGER

MERGING

CELLU CITY ACQUISITION CORPORATION,

A MINNESOTA CORPORATION,

WITH AND INTO

CITYFOREST CORPORATION,

A MINNESOTA CORPORATION

These Articles of Merger relate to the merger of Cellu City Acquisition Corporation, a Minnesota corporation (the “Merged Corporation”), with and into City Forest Corporation, a Minnesota corporation (the “Surviving Corporation”).

(a) Attached hereto as Exhibit A is a true and correct copy of the Merger Agreement dated as of [—], 2007, among Cellu Tissue Holdings, Inc., a Delaware corporation, the Merged Corporation, Wayne Gullstad, as the “Shareholders’s Representative,” and the Surviving Corporation, pursuant to which the Merged Corporation is to be merged into the Surviving Corporation (the “Agreement and Plan of Merger”).

(b) The Articles of Incorporation of the Surviving Corporation shall be amended and restated in their entirety to read as set forth in Exhibit B attached hereto.

(c) The Agreement and Plan of Merger was approved by a vote of the shareholders and the Board of Directors of each of the undersigned corporations, in the manner prescribed by Minnesota Statutes, Section 302A.613, and as otherwise required pursuant to the Minnesota Business Corporation Act.

These Articles of Merger are dated as of [—], 2007. These Articles of Merger may be executed in counterparts. Facsimile signatures are binding to the same extent as the original.

[Signatures on next page.]

IN WITNESS WHEREOF, these Articles of Merger have been executed as of the date set forth above.

CELLU CITY ACQUISITION CORPORATION

By:
Name:
Title:

CITYFOREST CORPORATION

By:
Name:
Title:

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EXHIBIT A TO ARTICLES OF MERGER

Agreement and Plan of Merger

EXHIBIT B TO ARTICLES OF MERGER

Articles of Incorporation

of

Surviving Corporation

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

CITYFOREST CORPORATION

Article I

The name of this corporation is CityForest Corporation.

Article II

The name and address of the registered agent and registered office of this corporation is CT Corporation System Inc., 405 Second Avenue South, Minneapolis, MN 55401.

Article III

The aggregate number of shares that this corporation has authority to issue is one thousand (1,000), with a par value of one cent ($0.01) per share.

Article IV

The board shall have authority to establish more than one class or series of shares of this corporation, and the different classes and series shall have such relative rights and preferences, with such designations, as the board may by resolution provide.

Article V

Except as may be otherwise provided by the board in a resolution establishing a class or series of the shares of this corporation, shareholders shall have no preemptive rights.

Article VI

There shall be no cumulative voting by shareholders for the election of directors.

Article VII

Any action required or permitted to be taken at a board meeting, if such action need not be approved by the shareholders, may be taken by written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take the same action at a meeting of the board at which all directors were present.

Article VIII

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. The foregoing shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 302A.559 or

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80A.23 of Minnesota Statutes, (iv) for any transaction from which the director derived any improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this Article VIII. Any repeal or modification of this paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

Article IX

Pursuant to Minnesota Statutes, Section 302A.471, Subd. 1(a), a shareholder of this corporation shall not have the right to dissent from, and obtain payment for the fair value of the shareholder’s shares in the event of an amendment of the Articles of Incorporation that materially and adversely affects the rights or preferences of the shares of the shareholder.

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EXHIBIT B

FORM OF PAYING AGENT AGREEMENT

This Paying Agent Agreement (this “Agreement”) among Cellu Tissue Holdings, Inc., a Delaware corporation (the “Parent”), Cellu City Acquisition Corporation, a Minnesota corporation and wholly-owned subsidiary of the Parent (the “Merger Sub,” and together with the Parent, the “Parent Companies”), Wayne Gullstad in his capacity as the “Shareholders’ Representative,” and Wells Fargo Bank, NA., a national banking association (the “Paying Agent”) takes effect on                     , 2007. The Parent Companies, the Shareholders’ Representative and the Paying Agent are each referred to individually in this Agreement as a “Party” and collectively as the “Parties.”

RECITALS

A.	Concurrently with the execution and delivery of this Agreement, the Parent Companies will have acquired all of the issued and outstanding capital stock of CityForest Corporation, a Minnesota corporation (the “Target”), for cash by the merger of the Merger Sub with and into the Target, with the Target surviving as a wholly-owned subsidiary of Parent (the “Surviving Corporation”) pursuant to that certain Merger Agreement dated , 2007, among the Parent Companies, the Target and the Shareholders’ Representative (the “Merger Agreement”).

B.	The Merger Agreement requires, among other things, that a paying agent be appointed who will (a) accept delivery of the Initial Payment Fund from the Parent immediately following the Effective Time and certain other amounts from the Escrow Agent following the Closing at the times and in the amounts set forth in the Merger Agreement, (b) mail letters of transmittal (and instructions for their use) to each holder of Target Shares or Warrants to be distributed by the Paying Agent in accordance with this Agreement, (c) upon receipt of the completed letter of transmittal and, if applicable, certificate(s) representing Target Shares or Warrants from a holder thereof, deliver to such holder the amount due to them under the Merger Agreement, and (d) upon receipt of amounts from the Escrow Agent, to pay such amounts as provided in the Merger Agreement to each former holder of Target Shares, Vested Options (“Optionholders”) or Warrants, as applicable, less any applicable withholding taxes.

C.	The parties to the Merger Agreement have selected the Paying Agent to act as such paying agent, and the Paying Agent has agreed to so act.

D.	Additionally, the Paying Agent has agreed to serve as the escrow agent (the “Escrow Agent”) pursuant to that certain Escrow Agreement between the Parties of even date (the “Escrow Agreement”).

E.	Capitalized terms used but not defined in this Agreement will have the meanings ascribed to them in the Merger Agreement.

AGREEMENT

In consideration of the above recitals and the promises set forth in this Agreement, the Parties agree as follows:

1.	Appointment. The Parent Companies and the Shareholders’ Representative hereby appoint the Paying Agent as the paying agent to act on the Parent Companies’ and the Shareholders’ Representative’s behalf with respect to the delivery of the Merger Consideration to the Target Equityholders as provided for in the Merger Agreement, and such other actions that are required to be taken under this Agreement and the Merger Agreement.

2.	Delivery of Documents. On or before the date of this Agreement, the Paying Agent will have been provided with a copy of (a) resolutions of the board of directors and the shareholders of the Target approving the Merger, (b) the notice of special meeting and proxy statement for the Special Meeting that was delivered to the shareholders relating to their consideration of and vote upon the approval of the Merger Agreement and the Merger (which proxy statement contains a copy of the Merger Agreement), and (c) a list, in electronic spreadsheet form, including the name, address, number of Target Shares held (or Target Shares available for issuance under the Vested Options or Warrants), proportional share and dollar amount of the Initial Payment Fund and Escrow Amounts and the amount of payroll withholding (if necessary) for each Target Equityholder, and (d) a list of the holders of Dissenting Shares along with instruction as to the disposition of Dissenting Shares held by such dissenting Target Equityholders should their Certificates (as defined below) be presented to the Paying Agent for payment.

3.	Initial Mailing to Target Equityholders. Promptly following the Effective Time, the Paying Agent will mail the following to each holder of record immediately prior to the Effective Time of certificate(s) that represented outstanding Target Shares (individually, a “Certificate” and, collectively, the “Certificates”) and to each holder of Warrants:

(a)	a letter of transmittal in the form attached as Exhibit D to the Merger Agreement; and

(b)	instructions on how to complete and deliver the letter of transmittal and, as applicable, surrender the Certificates or documentation representing the Warrants (“Warrant Documents”) to the Paying Agent in exchange for such holder of Target Shares or Warrants’ right to receive his, her, or its portion of the Merger Consideration.

4.	Initial Payment Fund. Immediately following the Effective Time, the Parent will deposit into an account designated by the Paying Agent the Initial Payment Fund (the “Initial Payment Fund”), as described in the Flow of Funds Memorandum of even date executed by the Parent, the Target and the Shareholders’ Representative, a copy of which has been delivered to the Paying Agent (the “Flow of Funds Memorandum”). The Paying Agent will acknowledge receipt of the Initial Payment Fund to the Parties and will

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hold, administer and pay the Initial Payment Fund in accordance with the terms of this Agreement and not permit any withdrawal of the Initial Payment Fund except pursuant to the terms of this Agreement. The Initial Payment Fund will not be subject to any lien, attachment, trustee process or other judicial process of any creditor, including any creditor of any of the Parties.

5.	Shareholders Representative Fund. Immediately following the Effective Time, the Parent will deposit into an account designated by the Paying Agent the Shareholders’ Representative Fund (the “Shareholders’ Representative Fund”) as described in the Flow of Funds Memorandum. The Target Equityholders have appointed Wayne Gullstad as the Shareholders’ Representative to act on their behalf. The Shareholders’ Representative Fund is controlled by the Shareholders’ Representative and the Paying Agent is entitled to rely upon, and act in accordance with, such certificate, notice, consent or instrument signed by the Shareholders’ Representative. In the event that the current Shareholders’ Representative is removed, resigns or dies, the Target will immediately give notice to the Paying Agent, and such notice will identify the Person to replace such individual, if any.

6.	Request for Information. The Paying Agent will promptly respond to any telephone or mail requests for information relating to completion and delivery of letters of transmittal and if applicable the surrender of the Certificates and Warrant Documents to the Paying Agent. The Shareholders’ Representative will work with the Paying Agent to determine each Target Equityholder’s correct address or wiring instructions should the Paying Agent have any mailing or delivery to the Target Equityholder returned.

7.	Proper Form. The Paying Agent will examine the letters of transmittal and the Certificates or Warrant Documents, if applicable, delivered to the Paying Agent by each holder of Target Shares or Warrants to ascertain that (a) the letters of transmittal are properly completed and duly executed, (b) the Certificates or Warrant Documents, as applicable, have been duly endorsed or assigned for transfer, where required, and are otherwise in proper form for surrender, (c) any other documents contemplated by a letter of transmittal are properly completed and duly executed in accordance with the letter of transmittal, (d) the Certificates do not represent any Dissenting Shares, (e) no payment pursuant to the Merger Agreement was previously made by the Paying Agent with respect to such Target Shares or Target Shares issuable pursuant to such Warrants, as applicable, and (f) there are no discrepancies between the letters of transmittal and the Target Equityholder list referred to in Section 2(c) of this Agreement. In cases where the letter of transmittal has been improperly completed or executed or where the Certificates or Warrant Documents, as applicable, are not in proper form for transfer, or if some other irregularity exists in connection with their surrender, including any irregularity relating to stop transfer instructions, the Paying Agent will endeavor to take such actions as are necessary to cause such irregularity to be corrected. In this regard, the Paying Agent is authorized to waive any irregularity in connection with the letter of transmittal or the surrender of the Certificates or the Warrant Documents, as applicable, upon the prior approval in writing of any of the officers or agents of the Parent Companies listed in Section 13 of this Agreement.

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8.	Payment of Merger Consideration and Investment of Funds.

(a)	Payment of the Initial Payment Fund to Holders of Target Shares. The Paying Agent will promptly deliver to each holder of Target Shares who has delivered a completed letter of transmittal and surrendered Certificate(s) representing his, her or its Target Shares the amount set forth on Exhibit A of this Agreement under the column entitled “Amount of Payment from Initial Payment Fund Paid at Closing.” The Paying Agent will deliver all such amounts payable to such holder of Target Shares in accordance with the delivery method specified by the letter of transmittal.

(b)	Payment of the Initial Payment Fund to Holders of Warrants. The Paying Agent will promptly deliver to each holder of Warrants who has delivered a completed letter of transmittal and has surrendered Warrant Documents, the amount set forth on Exhibit A of this Agreement under the column entitled “Amount of Payment from Initial Payment Fund Paid at Closing,” less any applicable withholding Taxes (if applicable). The Paying Agent will deliver all such amounts payable to such holder of Warrants in accordance with the delivery method specified by the letter of transmittal.

(c)	Payment of the Escrow Amount and Other Payments to Target Equityholders. Immediately after the Paying Agent receives all or any amounts from the Escrow, the Shareholders’ Representative Fund or any other amounts to be delivered to the Target Equityholders, the Paying Agent will promptly, consistent with the applicable letter of transmittal, deliver to each Target Equityholder an amount equal to (i) the sum of (A) the amount of the Escrow Amount, the Shareholders’ Representative Fund or such other funds received by the Paying Agent from the Escrow Agent to be delivered to the Target Equityholders, multiplied by (B) the percentage set forth on Exhibit A of this Agreement under the column entitled “Proportional Share of Escrow and Other Payments (Fully Diluted Basis),” and (ii) less any applicable withholding Taxes. The Paying Agent will deliver all such amounts payable to the Target Equityholders in accordance with the delivery method specified by the Target Equityholder’s letter of transmittal.

9.	Taxes.

(a)	The Paying Agent (i) may withhold any Taxes required to be withheld under any applicable Law from the amount owed to a Target Equityholder under this Agreement, (ii) pay any non-payroll Taxes required to be paid under any applicable Law from the amount owed to an Target Equityholder under this Agreement, and (iii) deliver such amounts to the Surviving Corporation, the Internal Revenue Service or any other applicable Governmental Authority or a third party administrative service in satisfaction of any Tax Law requirements.

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(b)	The Paying Agent will prepare and file, as directed by the Parent Companies’ and on the Parent Companies’ or the Surviving Corporation’s behalf, if required in connection with payments made by the Paying Agent to the Target Equityholders under this Agreement, any appropriate Internal Revenue Service forms Form 1099s. With respect to the determination of the amount of any Tax payments, (A) the Shareholders’ Representative will cause the Target or other Persons to assist the Paying Agent with such determination and other reasonable actions necessary for distributions made in connection with the Initial Payment Fund and Section 8(a) and 8(b) of this Agreement, and (B) the Parent will cause the Surviving Corporation to assist the Paying Agent with such determination and other reasonable actions necessary for distributions in connection with the Escrow Amount and Section 8(c) of this Agreement. The Paying Agent shall be responsible for W-2 reporting on disbursements to former holders of Vested Options made under this Agreement.

(c)	The Parent will cause the Surviving Corporation to provide the Paying Agent with the necessary calculations and tax remittance directions as is necessary for the Paying Agent to complete the necessary withholding and remittance of required payroll Taxes. The Paying Agent will disburse payroll taxes as directed in writing by the Shareholders’ Representative and the Surviving Corporation and as calculated by the Surviving Corporation and withheld from the payments to Optionholders. The Parent and the Shareholders’ Representative will use their respective best efforts to deliver any information required so that the Paying Agent may withhold payroll taxes in accordance with applicable Law and direct such payroll Tax amounts to the appropriate Persons.

10.	Lost Certificate and Warrant Documents. If any Certificate(s) or Warrant Documents representing Warrants have been lost, stolen or destroyed, such holder will make an affidavit of that fact, in a form reasonably acceptable to the Parent Companies and the Paying Agent, claiming that his, her or its Certificate(s) or Warrant Documents, as applicable, have been lost, stolen or destroyed and indemnifying the Surviving Corporation for such loss, theft or destruction. The Paying Agent will issue to such holder of Target Shares or Warrants, in exchange for such affidavit, such Target Shares or Warrants’ portion of the Merger Consideration in accordance with the Merger Agreement

11.	Submission of Certificates by Shareholders Not of Record but Have Acquired Their Shares in Due Course. Certain of the Certificates may be tendered by Target Equityholders who are holders in due course but are not registered holders of Target Shares. Upon submission of such a Certificate duly endorsed or with assignments duly executed by the registered holder (or his, her or its duly appointed agent, attorney, executor, administrator, guardian or other fiduciary), together with the requisite guarantee of signature (and evidence of authority if appropriate) and together with evidence of payment of all necessary transfer Taxes, if such Certificate is accompanied by a duly completed and executed letter of transmittal, the Paying Agent will be entitled to treat such Certificate as if surrendered by the registered holder thereof.

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12.	Cancellation of Surrendered Certificates and Warrant Documents, Target Equityholders Lists. At the time of the Paying Agent’s delivery of payments as described in Section 8 above, the Paying Agent will cancel each Certificate or Warrant Document, if applicable, surrendered in exchange for such payment. For the term of this Agreement the Paying Agent will maintain on a continuing basis a list of those holders of Target Shares or Warrants who have delivered their letter of transmittal and surrendered their Certificates or Warrant Documents, if applicable, and, at the request of the Parent or the Shareholders’ Representative, the Paying Agent will inform the Parent or the Shareholders’ Representative, as applicable, whether certain holders of Target Shares or Warrants have delivered their letters of transmittal and surrendered their Certificates or Warrant Documents, if applicable. The Paying Agent will also make available to the Parent such other information as they may reasonably request from time to time.

13.	Advice of Counsel.

(a)	Advice in Case of Defective Submission. The Paying Agent is authorized to cooperate with and furnish information to the Shareholders’ Representative and the Parent Companies and will seek and follow, and may rely upon, advice of the Parent Companies or their counsel with respect to any action to be taken by the Paying Agent, if the Paying Agent receives any of the following:

(i)	any request for payment with respect to Certificates or Warrant Documents claimed to be lost or stolen;

(ii)	any submission of Certificates or Warrant Documents not accompanied by a duly completed and executed letter of transmittal or the failure of the holder of Certificates or Warrants to deliver a duly completed and executed letter of transmittal;

(iii)	any request that payment be made with respect to Target Shares, Vested Options or Warrants to any Person other then the registered holder thereof (except as provided for in Section 10 above); or

(iv)	any request by a Target Equityholder that the Paying Agent take any action other than that specified in this Agreement with respect to the exchange of his, her or its Target Shares, Vested Options or Warrants.

(b)	Advice in Other Cases. Notwithstanding the provisions of Section 13(a) above, the Paying Agent may, when the Paying Agent deems it desirable and after prior consultation with the Parent Companies, seek advice of the Paying Agent’s own counsel in connection with the Paying Agent’s services as paying agent under this Agreement and the Paying Agent will be entitled in good faith to rely upon any such advice received.

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14.	Fees and Expenses. The Paying Agent will deduct from the Initial Payment Fund and other funds held by the Paying Agent on behalf of the Target Equityholders all fees for the Paying Agent’s services under this Agreement as set forth in Exhibit B of this Agreement. The Parent Companies and the Shareholders’ Representative will pay the reasonable fees and charges for any legal services rendered by their respective counsel but will not be liable for the fees and expenses of any additional counsel retained by the Paying Agent unless the Parent Companies and the Shareholders’ Representative agree in advance to reimburse the Paying Agent for such costs.

15.	Representatives of the Shareholders’ Representative. The Shareholders’ Representative or his, her or its legal counsel may give the Paying Agent any further written instructions in connection with the Paying Agent acting as paying agent under this Agreement; provided, however, that any such instructions will be concurrently delivered to the Parent Companies and the Paying Agent will not take any action in response to such instructions without the prior written consent of the Parent Companies, with such consent not to be unreasonably withheld.

16.	Reliance upon Certificates, etc. Subject to obtaining appropriate approvals from the Parent Companies or other Persons as otherwise required in this Agreement, the Paying Agent will be protected in acting upon any certificate, statement, request, consent, agreement or other instrument whatsoever furnished to the Paying Agent and executed by two or more of the Persons constituting the Shareholders’ Representative, not only as to its due execution and validity and the effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which the Paying Agent will in good faith believe to be genuine or to have been signed or presented by the proper Persons.

17.	Indemnification. The Parent and Shareholders’ Representative jointly agree to indemnify and hold harmless the Paying Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees which Paying Agent may suffer or incur by reason of any action, claim or proceeding brought against the Paying Agent arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such losses, liability, costs, damages and expenses will have been finally adjudicated to have resulted from the willful misconduct or gross negligence of the Paying Agent provided, however, that in no event shall either the Parent Companies on the one hand, or the Shareholders’ Representative on the other hand be liable for more than 50% of the total amount of any such indemnification obligations. The Paying Agent may consult with counsel of its choice with respect to any question arising under this Agreement, and the Paying Agent will not be liable for any action taken or omitted in good faith upon advice of such counsel. The provisions of this section will survive the resignation or removal of the Paying Agent and the termination of this Agreement.

18.

Duties of the Paying Agent. The Paying Agent will have no duties other than those expressly imposed on it by this Agreement, which will be deemed purely ministerial in nature, and the Paying Agent will under no circumstances be deemed a fiduciary to any

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Party or other Person. The Paying Agent will not be liable for (a) any act or omission except for its own gross negligence or willful misconduct, or (b) special or consequential damages, even if the Paying Agent has been advised of the possibility of such damages.

19.	Disagreements. If any disagreement or dispute arises between the Parent or the Shareholders’ Representative concerning the meaning or validity of any provision under this Agreement or concerning any other matter relating to this Agreement, the Paying Agent:

(a)	will be under no obligation to act, except under process or order of court, or until it has been adequately indemnified and held harmless to its full satisfaction, and will sustain no liability for its failure to act pending such process, court order or indemnification; and

(b)	may, in its sole and absolute discretion, interplead that portion of deposits it then holds under this Agreement with any court of competent jurisdiction, and name the Parent Companies and the Shareholders’ Representative as parties in such interpleader action. Upon filing the interpleader action, the Paying Agent will be relieved of all liability as to the funds held under this Agreement and will be entitled to recover from the Parties its reasonable attorneys’ fees and other costs incurred in commencing and maintaining such action. In no event will the institution of such interpleader action impair the rights of the Paying Agent described elsewhere in this Agreement.

20.	No Financial Obligation. Under no circumstances will the Paying Agent be required to use, risk or advance its own funds in the performance of its duties or the exercise of its rights under this Agreement.

21.	Term. Unless the Paying Agent has been notified in writing by the Parent Companies of any earlier termination, the Paying Agent’s appointment as paying agent under this Agreement will terminate on the date the Paying Agent has delivered to all of the Target Equityholders listed on Exhibit A of this Agreement each payment of the Indemnity Escrow Amount received from the Escrow Agent, or one year following the receipt of the last payment from the Escrow Agent described on Section 8(c), whichever is earlier. Any remaining balance in any accounts under this Agreement will be delivered to the Surviving Corporation and will thereafter be held solely for the benefit of and for ultimate distribution to any Target Equityholder who has not theretofore been paid such Target Equityholder’s portion of the Merger Consideration or other funds.

22.

Appointment of Successor Paying Agent. The Paying Agent may resign at any time as the paying agent upon 45 days advance written notice to the Parent Companies and the Shareholders’ Representative. The Parent Companies and the Shareholders’ Representative may by mutual agreement remove the Paying Agent as the paying agent by giving 30 days advance written notice of such removal to the Paying Agent. In the event of the resignation or removal of the Paying Agent as the paying agent, the Parent Companies and the Shareholders’ Representative will appoint a mutually agreeable

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successor paying agent. The successor paying agent will have the same powers and duties as those conferred upon the Paying Agent, and will agree to be bound by the terms of this Agreement as though named as the paying agent in this Agreement. Upon the resignation or removal of the Paying Agent as the paying agent, any and all amounts paid by the Parent Companies to the Paying Agent under this Agreement that have not been paid to the Target Equityholders in accordance with the terms of this Agreement will be delivered to the successor paying agent, with delivery to be made as of the effective date of the Paying Agent’s resignation or removal. If for any reason delivery to a successor paying agent is not possible, the Paying Agent will deliver all such amounts to a party mutually agreed upon by the Parent Companies and the Shareholders’ Representative, or, in the Paying Agent’s discretion, to a court of competent jurisdiction.

23.	Amendments, etc. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the Party against which enforcement of the provision which is the subject of such change, waiver, discharge or termination is sought. Any inconsistency between this Agreement on the one hand and the Merger Agreement and the letter of transmittal on the other will be resolved in favor of the Merger Agreement and the letter of transmittal.

24.	Counterparts. This Agreement may be executed in one or more counterparts each of which will be deemed an original and all of which together will constitute one instrument, and by facsimile.

25.	Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule.

26.	Entire Agreement. This Agreement, the Merger Agreement and the Transaction Documents constitute the entire agreement between the Parent Companies, the Shareholders’ Representative and the Paying Agent and supersede any prior understandings, agreements or representations by or between the Parent Companies, the Shareholders’ Representative and the Paying Agent, written or oral, to the extent they related in any way to the subject matter of this Agreement. The Paying Agent will neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document other than this Agreement, regardless of whether or not a copy and/or original of such agreement is held by the Paying Agent. Further, the Paying Agent will have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument or document. This Agreement sets forth all matters pertinent to the Paying Agent’s duties contemplated hereunder, and no additional obligations of the Paying Agent will be inferred from the terms of this Agreement or any other agreement, instrument or document. All references in this Agreement to any other agreement are for the convenience of the Parties other than the Paying Agent, and the Paying Agent has no duties or obligations with respect thereto.

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27.	Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided in accordance with the following: (i) by hand (in which case, it will be effective upon delivery); (ii) by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission); or (iii) by overnight delivery by a nationally recognized service such as Federal Express® (in which case, it will be effective on the business day after being deposited with such service), in each case, to the address (or facsimile number) listed below:

If to the Shareholders’ Representative:

Wayne Gullstad

8241 S.E. 47th Street

Mercer Island, WA 98040

Fax: (206) 275-3553

Email: gullstad@comcast.net

with a copy, which does not constitute notice, to:

Gray, Plant, Mooty, Mooty & Bennett, P.A.

500 IDS Center

80 South Eighth Street

Minneapolis, MN 55402

Attn: Daniel R. Tenenbaum, Esq.

Facsimile: (612) 632-4050

Email: daniel.tenenbaum@gpmlaw.com

If to the Parent Companies:

c/o Cellu Tissue Holdings, Inc.

1855 Lockeway Drive

Suite 501

Alpharetta, GA 30004

Attn: Russell Taylor

Fax: (678) 393-2657

Email: taylorru@cellutissue.com

with a copy, which does not constitute notice, to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attn: Christopher Henry, Esq.

Fax: (212) 841-5725

Email: Christopher.Henry@ropesgray. com

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If to the Paying Agent:

Wells Fargo Bank, N.A.

Corporate Trust and Escrow Services

Sixth and Marquette

MAC N9303-110

Minneapolis, MN 55479

Attn: Aaron Soper

Fax: (612) 667-2149

Phone: (612) 667-5628

Email: aaron.soper@wellsfargo.com

Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner set forth in this Section 27.

28.	Jurisdiction. Each of the Parties submits to the jurisdiction of any federal court sitting in Milwaukee County, Wisconsin, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined there. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party. Each Party agrees that a final judgment in any action or proceeding so brought will be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

29.	Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

30.	Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. The Parent Companies may assign either this Agreement or any of its rights, interests or obligations under this Agreement to any Affiliate of the Parent without the prior written approval of the Shareholders’ Representative or the Paying Agent.

31.	Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

32.	WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY

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JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND THAT SUCH PROCEEDINGS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

[REMAINDER OF THIS PAGE BLANK. SIGNATURE PAGE FOLLOWS.]

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The Parties have executed this Paying Agent Agreement to be made effective as of the date first above written.

PARENT:

CELLU TISSUE HOLDINGS, INC.

Name:
Title:

CELLU CITY ACQUISITION CORPORATION

Name:
Title:

SHAREHOLDERS’ REPRESENTATIVE

/s/ Wayne Gullstad
Wayne Gullstad, individually

PAYING AGENT:

WELLS FARGO BANK, N.A.

/s/ Thomas H. Caruth
Name:	Thomas H. Caruth
Title:	Vice President

[SIGNATURE PAGE TO PAYING AGENT AGREEMENT]

13

EXHIBIT A

TO PAYING AGENT AGREEMENT

PROPORTIONATE SHARE OF

MERGER CONSIDERATION

See attached.

14

EXHIBIT B

TO PAYING AGENT AGREEMENT

PAYING AGENT’S FEES

The Paying Agent’s fees consist of the following:

(A)	A one-time non-refundable fee of $3,000 for the services to be provided by the Paying Agent, which will be deducted from the Escrow by the Escrow Agent in accordance with the Escrow Agreement; and

(B)	Transactional fees as set forth below:

1.	$150.00 per transfer or trade of investment instruments necessary to effect the distribution of funds under this Agreement or the Escrow Agreement;

2.	$25.00 for all domestic wire fees and $50.00 for all international wire fees;

3.	$35.00 per person for the receipt and processing of W8’s

4.	$20.00 per person for tax reporting (1099) and withholding (employment/W-2);

5.	$35.00 per person for foreign tax withholding and reporting; and

6.	Overnight mails and other delivery services at cost.

15

EXHIBIT C

FORM OF ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) among Cellu Tissue Holdings, Inc., a Delaware corporation (the “Parent”), Cellu City Acquisition Corporation, a Minnesota corporation and wholly-owned subsidiary of the Parent (“Merger Sub,” and together with the Parent, the “Parent Companies”), Wayne Gullstad in his capacity as the “Shareholders’ Representative,” and Wells Fargo Bank, N.A., a national banking association, as escrow agent (the “Escrow Agent”) takes effect on                     , 2007. The Parent, the Merger Sub, the Shareholders’ Representative and the Escrow Agent are each referred to individually in this Agreement as a “Party” and collectively as the “Parties.”

RECITALS

A.	Concurrently with the execution and delivery of this Agreement, the Parent Companies will have acquired all of the issued and outstanding capital stock of CityForest Corporation, a Minnesota corporation (the “Target”), for cash by the merger of the Merger Sub with and into the Target, with the Target surviving as a wholly-owned subsidiary of Parent pursuant to that certain Merger Agreement dated , 2007, among the Parent Companies, the Merger Sub, the Target and the Shareholders’ Representative (the “Merger Agreement”).

B.	The Merger Agreement requires, among other things, the establishment of the Escrow (as defined below) to satisfy any adjustment to the Merger Consideration (as described in the Merger Agreement and this Agreement) and the indemnification and certain other obligations of the former holders of the capital stock (or options and warrants to purchase such capital stock) of the Target (the “Target Equityholders”) under the Merger Agreement.

C.	The Escrow Agent is willing to accept, hold and distribute the Escrow in accordance with this Agreement.

D.	Additionally, the Escrow Agent has agreed to serve as the paying agent (the “Paying Agent”) pursuant to that certain Paying Agent Agreement between the Parties of even date (the “Paying Agent Agreement”).

E.	Capitalized terms used but not defined in this Agreement will have the meanings ascribed to them in the Merger Agreement.

AGREEMENT

In consideration of the above recitals and the promises set forth in this Agreement, the Parties agree as follows:

1.	Shareholders’ Representative. The Target Equityholders appointed the Shareholders’ Representative to act on their behalf in connection with the Merger Agreement, the Transaction Documents (including this Agreement) and the transactions contemplated thereby, including with respect to the signing of any documents and the taking of any actions necessary in connection with the transactions contemplated by this Agreement on behalf of the Target Equityholders. Any Party receiving a certificate, notice, consent or instrument from the Shareholders’ Representative is entitled to rely upon, and act in accordance with, such certificate, notice, consent or instrument in regards to the rights of the Target Equityholders. If the individual named above as Shareholders’ Representative is removed, resigns or dies, the Target Equityholders will immediately give notice to the Parent Companies and the Escrow Agent, and such notice will identify the Person to replace such individual.

2.	Establishment of Escrow.

2.1	Appointment of Escrow Agent. The Parent Companies and the Shareholders’ Representative hereby appoint the Escrow Agent to serve as the escrow agent under this Agreement and the Merger Agreement. The Escrow Agent agrees to act as escrow agent and to hold, safeguard and disburse the Escrow pursuant to the terms and conditions of this Agreement.

2.2	Escrow. Concurrently with the execution and delivery of this Agreement, the Parent Companies shall deposit with the Escrow Agent the sum of $ (as increased by any contributions or reduced by any disbursements, the “Escrow”) in immediately available funds. The Escrow Agent will acknowledge receipt of the Escrow to the other Parties and will hold, administer and pay the Escrow in accordance with the terms of this Agreement and not permit any withdrawal from the Escrow except pursuant to the terms of this Agreement. The Escrow will not be subject to any lien, attachment, trustee process or other judicial process of any creditor, including any creditor of any of the Parties.

2.3	Purpose of Escrow. The Escrow shall be deposited pursuant to Section 2.4(b) of the Merger Agreement and may be subsequently supplemented pursuant to Section 2.7(d)(i) of the Merger Agreement, upon advance notice to the Escrow Agent. The Escrow will be held and used only for the purposes of serving to satisfy any adjustment to the Merger Consideration pursuant to Section 2.7(d) of the Merger Agreement, to reimburse the Parent for Appraisal Costs pursuant to Section 2.9 of the Merger Agreement, to satisfy any indemnification obligations of the Target Equityholders under Section 7 of the Merger Agreement and to pay certain Taxes pursuant to Sections 8.1 and 8.5 of the Merger Agreement.

2.4

Merger Agreement Not Limited by this Agreement. This Agreement and the deposit of the Escrow are without prejudice to and are not in limitation of any obligations of the Parent Companies, the Target Equityholders or the Shareholders’ Representative in respect to any of the covenants, representations or warranties of the Parent Companies, the Target Equityholders or the Shareholders’ Representative contained in the Merger Agreement.

3.	Investment of Funds. The Escrow Agent will hold and invest funds held in the Escrow and the Reserved Fund (as defined in Section 4.1), together with interest accrued thereon, in the Wells Fargo Money Market Deposit Account (“MMDA”). Each of the Parties hereby acknowledges and understands that (a) amounts on deposit in MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (“FDIC”), in the basic FDIC insurance amount of $100,000 per depositor, per insured bank (with such deposits to include principal and accrued interest up to a total of $100,000), and (b) Wells Fargo Bank, National Association has short term debt ratings of “P-1” from Moody’s Investors Service and “A-1+” from Standard & Poor’s Ratings Services. The Escrow Agent will have the right to liquidate any investments held in order to provide fluids necessary to make required payments under this Agreement. The Escrow Agent will not be liable for any loss due to choice of investment, or loss incurred at such liquidation that is due to fluctuations in market rates or penalties incurred because of early redemption. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations or advice and that the Parties have full power to jointly direct investment of the Escrow or the Reserved Fund. Investments will be made promptly following the availability of such funds to the Escrow Agent taking into consideration the regulations and requirements (including investment cut-off times) of the Federal Reserve wire system, any investment provider and the Escrow Agent.

4.	Claims Procedures; Reserved Fund.

4.1

Notice and Claim. If the Parent Companies have determined in accordance with the applicable provisions of the Merger Agreement that an amount is or could be due to a Parent Indemnified Party pursuant to any of Sections 2.7(d)(ii), 2.9, 8.1 or 8.5 of the Merger Agreement, then the Parent Companies will, at any time prior to the first anniversary of the date of this Agreement, jointly notify the Escrow Agent and the Shareholders’ Representative to such effect in writing. If the Parent Companies have determined in good faith that an amount is or could be due to a Parent Indemnified Party in satisfaction of any indemnification obligations of the Target Equityholders under Section 7 of the Merger Agreement, the Parent Companies will, at any time prior to the first anniversary of the date of this Agreement (with respect to claims made under Section 7.2(a) of the Merger Agreement) or the third anniversary of the date of this Agreement (with respect to claims made under Section 7.2(b) of the Merger Agreement), notify the Escrow Agent and the Shareholders’ Representative to such effect in writing, which written notice will describe briefly (i) the nature of each such claim, (ii) to the extent then known by the Parent Indemnified Parties, the facts and circumstances which give rise to each such claim, and (iii) the estimated amount, determined by the Parent Companies in good faith, of the potential or realized Adverse Consequences with respect to each such claim, and the provisions of the Merger Agreement on which each such claim is based. The Escrow Agent will have no obligation to verify the validity of the claims or that delivery of such notice has been made by the Parent Companies to the Shareholders’ Representative. If a

notice of the sort described in this Section 4.1 is delivered to the Escrow Agent on or before the first or third anniversary of the date of this Agreement, as applicable, an amount of the Escrow equal to 100% of the total of the amounts claimed in such notice will be set aside and retained (to the extent available in the then-remaining Escrow) by the Escrow Agent as a reserve to cover such claim or claims (such amounts so set aside and reserved, as reduced from time to time pursuant to the provisions of this Section 4.1 or of Section 5 of this Agreement, the “Reserved Fund”).

4.2	Reserved Fund. During the Escrow Period, the Escrow Agent will hold and invest the Reserved Fund in the same manner as the Escrow. The Escrow Agent will disburse the Reserved Fund in the same manner as the Escrow as outlined in Section 5 of this Agreement, but only to cover the claims identified in the notice sent pursuant to Section 4.1 of this Agreement that led to the establishment of the Reserved Fund.

5.	Procedures for Disbursement of the Escrow and Reserved Fund.

5.1	Directed Disbursements. The Escrow Agent will cause a portion of the Escrow or the Reserved Fund, as applicable, and to the extent that the amount of funds held in the Escrow or the Reserved Fund, as applicable, is sufficient for such purpose, promptly (and in no event later than two business days following receipt of either document referred to in (a) or (b) of this Section 5.1), to be delivered to the Parent Companies or the Paying Agent for the benefit of the Target Equityholders, as applicable, whenever there is delivered to the Escrow Agent an instruction that an amount is due to the Parent Companies under Sections 2.7(d)(ii), 2.9, 7, 8.1 or 8.5 of the Merger Agreement pursuant to a (a) certificate in substantially the form attached as Exhibit A to this Agreement, signed by the Parent and the Shareholders’ Representative or (b) certified copy of a final, non-appealable judgment of a court of competent jurisdiction.

5.2	Automatic Disbursements. On each of the first, second and third yearly anniversaries of the closing of the transactions contemplated by the Merger Agreement (the “Closing”), the Escrow Agent will provide to the Paying Agent for payment to the Target Equityholders all of the cash then held by the Escrow Agent in the Escrow and the Reserved Fund, if any remains, subject to each of the following:

(i)	On the first anniversary of the Closing, an amount equal to the sum of the following will be retained in the Escrow or the Reserved Fund (as applicable):

(A)

an amount equal to (X) the lesser of (1) the sum of $2,500,000 less any amounts paid to the Parent Companies by the Escrow Agent from the Reserved Fund in satisfaction of claims made by the Parent Companies under Section 4.1 of this Agreement and Section 7.2(b) of the Merger Agreement that have been resolved and a disbursement has been made with respect to such resolution in accordance with Section 5.1 of this Agreement (such amounts, collectively, the “Paid Year 1 Claims”), and (2) $2,000,000, or (Y) if the amount of any indemnification claims that have been made under Section 4.1 of this Agreement and Section 7.2(b) of the Merger Agreement but which have not yet been resolved and disbursed as of such anniversary (the “Year 1 Carry Forward Amount”) less the Paid Year 1 Claims is greater than $2,000,000, then the amount of the Year 1 Carry Forward Amount (provided that, in no event will the amount determined pursuant to this clause (A) exceed $2,500,000); plus

(B)	any amounts included in the Reserved Fund as of such date in respect to claims made under Section 4.1 of this Agreement and Sections 2.7(d)(ii), 2.9, 7.2(a), 8.1 or 8.5 of the Merger Agreement.

(ii)	On the second anniversary of the Closing, an amount equal to the sum of the following will be retained in the Escrow or the Reserved Fund (as applicable):

(A)	an amount equal to (X) the lesser of (1) the sum of $2,500,000 less any amounts paid to the Parent Companies by the Escrow Agent from the Reserved Fund in satisfaction of claims made by the Parent Companies under Section 4.1 of this Agreement and Section 7.2(b) of the Merger Agreement that have been resolved and a disbursement has been made with respect to such resolution in accordance with Section 5.1 of this Agreement (such amounts, collectively, the “Paid Year 1 and Year 2 Claims”), and (2) $1,500,000, or (Y) if the amount of any indemnification claims that have been made under Section 4.1 of this Agreement and Section 7.2(b) of the Merger Agreement but which have not yet been resolved and disbursed as of such anniversary (the “Carry Forward Amount”) less the Paid Year 1 and Year 2 Claims is greater than $1,500,000, then the amount of the Carry Forward Amount (provided that, in no event will the amount determined pursuant to this clause (A) exceed $2,500,000); plus

(B)	any amounts included in the Reserved Fund as of such date in respect to claims made under Section 4.1 of this Agreement and Sections 2.7(d)(ii), 2.9, 7.2(a), 8.1 or 8.5 of the Merger Agreement.

(iii)	On the third anniversary of the Closing, an amount equal to the sum of the following will be retained in the Escrow or the Reserved Fund (as applicable):

(A)	the amount of any unresolved claims made by the Parent Indemnified Parties under Section 4.1 of this Agreement and Section 7.2(b) of the Merger Agreement (provided that, in no event will the amount determined pursuant to this clause (A) exceed $2,500,000); plus

(B)	any amounts included in the Reserved Fund as of such date in respect to claims made under Section 4.1 of this Agreement and Sections 2.7(d)(ii), 2.9, 7.2(a), 8.1 or 8.5 of the Merger Agreement.

5.3	Inclusion into Shareholders’ Representative Fund. To the extent that a portion of the Escrow or the Reserved Fund may be disbursed to the Paying Agent in accordance with any of the foregoing, if the Shareholders’ Representative delivers a written notice to the Escrow Agent and the Parent, then the Escrow Agent will deliver to the account of the Shareholders’ Representative Fund and designated by the Shareholders’ Representative in such notice any such portion of the Escrow or the Reserved Fund eligible for disbursernent (including interest thereon) to be used in connection with the Shareholders’ Representative’s duties pursuant to the Merger Agreement and the Transaction Documents. If a Parent Indemnified Party makes a claim for indemnification against the Target Equityholders in accordance with this Agreement and the Merger Agreement, then the Shareholders’ Representative, in his, her or its sole and absolute discretion, may also request that the Escrow Agent deliver any interest earned to such date on the Escrow or the Reserved Fund and not theretofore released by the Escrow Agent to the Shareholders’ Representative for deposit into the Shareholders’ Representative Fund, and such interest will become a part of the Shareholders’ Representative Fund upon such delivery. The Shareholders’ Representative will indemnify and hold harmless the Parent Indemnified Parties from and against any and all losses, liabilities, costs, damages and expenses suffered or incurred by any of them arising from or relating to any claim by any Target Equityholder with respect to any finds delivered or released to the Shareholders’ Representative as contemplated in this Section 5.3.

6.	The Escrow Agent.

6.1

Indemnification of the Escrow Agent. Subject to Section 6.2 of this Agreement, the Parent Companies and the Shareholders’ Representative jointly and severally agree to indemnify and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including reasonable counsel fees which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such losses, liabilities, costs, damages and expenses will have been finally adjudicated to have resulted from the willful misconduct or gross negligence of the Escrow Agent. As between the Parent Companies on the one hand, and the Shareholders’ Representative on the other hand, each shall each be responsible for 50% of the total amount of any such indemnification obligations. The Escrow Agent may consult and hire counsel of its choice with respect to any question arising under this Agreement, and the Escrow Agent will not be liable for any action taken or omitted in good faith upon advice of such counsel. The provisions of this Section 6.1 will survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

6.2	Duties of the Escrow Agent. The Escrow Agent will have no duties other than those expressly imposed on it in this Agreement, which will be deemed purely ministerial in nature, and will under no circumstances be deemed to be a fiduciary to any Party or any other person and will not be liable for (a) any act or omission except for its own gross negligence or willful misconduct, or (b) special or consequential damages, even if the Escrow Agent has been advised of the possibility of such damages and regardless of the form of action. Under no circumstances shall the Escrow Agent be required to risk or advance its own funds.

6.3	Escrow Agent Instructions. The Escrow Agent will at any time and from time to time take such action under this Agreement with respect to the Escrow or the Reserved Fund as is agreed to in writing by the Parent Companies and the Shareholders’ Representative, provided that the Escrow Agent will first be indemnified to its satisfaction by the Parent Companies and the Shareholders’ Representative with respect to any of its reasonable costs or expenses that might be involved provided, however, that in no event shall either the Parent Companies on the one hand, or the Shareholders’ Representative on the other hand be liable for more than 50% of the total amount of any such indemnification obligations. In the event that the Escrow Agent will be uncertain as to any duties or responsibilities hereunder or will receive instructions from any of the Parties hereto with respect to the Escrow or the Reserved Fund which in the Escrow Agent’s belief are in conflict with other instructions previously received by the Escrow Agent or in conflict with any of the provisions of this Agreement, then the Escrow Agent will be entitled to refrain from taking any action and its sole obligation will be to keep safely all property held in escrow until it will be directed to do so in writing by the Parent Companies and the Shareholders’ Representative or by a final order or judgment of a court of competent jurisdiction in proceedings which the Escrow Agent or any other party hereto will be entitled to commence. The Escrow Agent may also file an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow and the Reserved Fund, and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any agreement, court order, or arbitration decision resulting from such interpleader action without further question, inquiry, or consent.

6.4	Delivery of Statements of Account. The Escrow Agent will provide monthly statements of account to each of the Parent Companies and the Shareholders’ Representative.

6.5	Appointment of Successor Escrow Agent. The Escrow Agent may resign at any time upon 45 days advance written notice to the Parent Companies and the Shareholders’ Representative. The Parent Companies and the Shareholders’ Representative may by mutual agreement remove the Escrow Agent by giving 30 days advance written notice of such removal to the Escrow Agent. In the event of the resignation or removal of the Escrow Agent, the Parent Companies and the Shareholders’ Representative will appoint a mutually agreeable successor escrow agent. The successor escrow agent will have the same powers and duties as those conferred upon the Escrow Agent, and will agree to be bound by the terms of this Agreement as though named as the escrow agent in this Agreement. Upon the resignation or removal of the Escrow Agent, the Escrow and the Reserved Fund will be delivered to the successor escrow agent, with delivery to be made as of the effective date of the Escrow Agent’s resignation or removal. If for any reason delivery to a successor escrow agent is not possible, the Escrow Agent will deliver the Escrow to a party mutually agreed upon by the Parent Companies and the Shareholders’ Representative. From the date upon which the Escrow Agent sends notice of any resignation until the acceptance by a successor escrow agent appointed as provided herein, the Escrow Agent’s sole obligation under this Agreement will be to hold the Escrow and the Reserved Fund delivered to it in accordance with this Agreement.

6.6	Compensation of Escrow Agent. Upon the the establishment of the Escrow, the Escrow Agent will deduct from the Escrow the amount described on Exhibit B of this Agreement as compensation for the services to be rendered by the Escrow Agent. In the event that the Escrow Agent renders any extraordinary service not originally contemplated by the terms of this Agreement, ,then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any extraordinary delay, controversy, litigation or event. If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law. The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow and Reserve Fund with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow and Reserve Fund.

7.	Tax Treatment of Escrow.

7.1	The Escrow and the Reserved Fund will be treated for federal income tax purposes in the manner provided in Section 468B(g) of the Code.

7.2

The Parent will be treated as the owner of the Escrow and the Reserved Fund and none of the Target Equityholders will have any ownership interest in the Escrow or the Reserved Fund until such time that any portion of the Escrow or the Reserved Fund is distributed to the eligible Target Equityholders pursuant to the terms of the Paying Agent Agreement. Any distribution of the Escrow or the Reserved Fund by the Escrow Agent in its capacity as the Paying Agent and pursuant to the terms of the Paying Agent Agreement to a Target Equityholder will be treated for federal income tax purposes as a deferred payment of the Merger Consideration.

7.3	The Parties agree that the Target Equityholders will report all income, if any, that is earned on, or derived from, the Escrow or the Reserved Fund as their income in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto. The Escrow Agent will report to the appropriate taxing authorities and to the Target Equityholders any amounts required by applicable law. To the extent not already provided to or obtained by the Paying Agent, the Shareholders’ Representative will provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request and the pro-rata share of the income to be reported for each. The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

8.	Miscellaneous.

8.1	Entire Agreement. This Agreement, the Merger Agreement and the Transaction Documents constitute the entire agreement between the Parent Companies, the Shareholders’ Representative and the Escrow Agent and supersede any prior understandings, agreements or representations by or between the Parent Companies, the Shareholders’ Representative and the Escrow Agent, written or oral, to the extent they related in any way to the subject matter of this Agreement. The Escrow Agent will neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document other than this Agreement, including without limitation the Merger Agreement and the Transaction Documents, regardless of whether or not a copy and/or original of such agreement is held by the Escrow Agent. Further, the Escrow Agent will have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument or document. This Agreement sets forth all matters pertinent to the Escrow Agent’s duties contemplated hereunder, and no additional obligations of the Escrow Agent will be inferred from the terms of this Agreement or any other agreement, instrument or document. All references in this Agreement to any other agreement are for the convenience of the Parties other than the Escrow Agent, and the Escrow Agent has no duties or obligations with respect thereto.

8.2	Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument, and by facsimile.

8.3	Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided in accordance with the following: (i) by hand (in which case, it will be effective upon delivery), (ii) by facsimile (in which case, it will be effective upon receipt of written confirmation of good transmission); or (iii) by overnight delivery by a nationally recognized service such as Federal Express® (in which case, it will be effective on the business day after being deposited with such service), in each case, to the address (or facsimile number) listed below:

If to the Shareholders’ Representative:

Wayne Gullstad

8241 S.E. 47th Street

Mercer Island, WA 98040

Fax: (206) 275-3553

Email: gullstad@comcast.net

with a copy, which does not constitute notice, to:

Gray, Plant, Mooty, Mooty & Bennett, P.A.

500 IDS Center

80 South Eighth Street

Minneapolis, MN 55402

Attn: Daniel R. Tenenbaum, Esq.

Facsimile: (612) 632-4050

Email: daniel.tenenbaum@gpmlaw.com

If to the Parent Companies:

c/o Cellu Tissue Holdings, Inc.

1855 Lockeway Drive

Suite 501

Alpharetta, GA 30004

Attn: Russell Taylor

Fax: (678) 393-2657

Email: taylorru@cellutissue.com

with a copy, which does not constitute notice, to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attn: Christopher Henry, Esq.

Fax: (212) 841-5725

Email: Christopher.Henry@ropesgray.com

If to the Escrow Agent:

Wells Fargo Bank, N.A.

Corporate Trust and Escrow Services

Sixth and Marquette MAC N9303-110

Minneapolis, MN 55479

Attn: Thomas H. Caruth

Fax: (612) 667-2160

Phone: (612) 667-2124

Email: thomas.h.caruth@wellsfargo.com

Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner set forth in this Section 8.3.

8.4	Jurisdiction. Each of the Parties submits to the jurisdiction of any federal court sitting in Milwaukee County, Wisconsin, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined there. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party. Each Party agrees that a final judgment in any action or proceeding so brought will be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

8.5	Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

8.6	Amendments and Waivers. No amendment of any provision of this Agreement will be valid unless the same is in writing and signed by the Parent Companies, the Shareholders’ Representative and the Escrow Agent. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant under this Agreement, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant under this Agreement or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8.7	Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule.

8.8	Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

The Parent Companies may assign either this Agreement or any of its rights, interests or obligations under this Agreement to any Affiliate of the Parent Companies without the prior written approval of the Shareholders’ Representative or the Escrow Agent. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

8.9	Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

8.10	Specific Performance. Each Party acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Parties are entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement in any action instituted in any court of the United States or any state having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

8.11	Termination. This Agreement will automatically terminate if and when all the Escrow, including without limitation the Reserved Fund(s), if any, has been distributed by the Escrow Agent in accordance with the terms of this Agreement; provided, however, that Sections 6.1, 8.3 and 8.7 of this Agreement will indefinitely survive any termination of this Agreement.

8.12

Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING

WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND THAT SUCH PROCEEDINGS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

8.13	Limitation of Liability. The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the Parties or their respective agents, representatives, successors, or assigns. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority. Concurrent with the execution of this Agreement, the Parent and the Merger Sub, respectively, shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit C-1 and Exhibit C-2 to this Agreement.

[THE REMAINDER OF THIS PAGE IS BLANK. SIGNATURE PAGE FOLLOWS.]

The Parties have executed this Escrow Agreement to be made effective as of the date first above written.

PARENT:

CELLU TISSUE HOLDINGS, INC.

Name:
Title:

MERGER SUB:

CELLU CITY ACQUISITION CORPORATION

Name:
Title:

SHAREHOLDERS’ REPRESENTATIVE:

/s/ Wayne Gullstad
Wayne Gullstad, individually

ESCROW AGENT:

WELLS FARGO BANK, N.A., as Escrow Agent

/s/ Thomas H. Caruth
Name:	Thomas H. Caruth
Title:	Vice President

[SIGNATURE PAGE TO ESCROW AGREEMENT]

EXHIBIT A TO ESCROW AGREEMENT

FORM OF DISBURSEMENT CERTIFICATE

Wells Fargo Bank, N.A.

Corporation Trust and Escrow Services

Sixth and Marquette MAC N9303-110

Minneapolis, Minnesota

Attn:	Thomas H Caruth

Re:	Cellu Tissue Holdings, Inc./CityForest Corporation Disbursement Certificate

Dear Tom:

Pursuant to Section 5.1 of that certain Escrow Agreement dated                     , 2007 (the “Escrow Agreement”) among Cellu Tissue Holdings, Inc., a Delaware corporation (the “Parent’), Cellu City Acquisition Corporation, a Minnesota corporation and wholly-owned subsidiary of the Parent (“Merger Sub” and together with the Parent, the “Parent Companies”), Wayne Gullstad (the “Shareholders’ Representative”), and Wells Fargo Bank, N.A., as escrow agent (the “Escrow Agent”), the Parent Companies and the Shareholders’ Representative hereby certify to the Escrow Agent that the sum of $             should be delivered to [the Parent/the Paying Agent, on behalf of the Target Equityholders.]

Accordingly, the Parent and the Shareholders’ Representative hereby instruct the Escrow Agent, to the extent that the Escrow (as defined in the Escrow Agreement) is sufficient for such purpose, promptly (and in no event later than two business days following receipt hereof) to cause $             to be delivered to the [Parent/Paying Agent] from the Escrow.

PARENT:	SHAREHOLDERS’ REPRESENTATIVE:

CELLU TISSUE HOLDINGS, INC.

/s/ Wayne Gullstad
Name:	Wayne Gullstad, individually
Title:

EXHIBIT B TO ESCROW AGREEMENT

ESCROW AGENT’S FEES

A one-time non-refundable fee of $6,000 will be paid at the time of the Closing for the administration of the escrow and the paying agent accounts. Of this fee $3,000 relates to the Escrow Agreement and $3,000 relates to the Paying Agent Agreement.

EXHIBIT C-1 TO ESCROW AGREEMENT

CERTIFICATE AS TO AUTHORIZED SIGNATURES OF THE PARENT

The following are the specimen signatures of the individuals who have been designated as authorized representatives of Cellu Tissue Holdings, Inc. (the “Parent”) and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit C-1 is attached, on behalf of Parent:

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT C-2 TO ESCROW AGREEMENT

CERTIFICATE AS TO AUTHORIZED SIGNATURES OF THE MERGER SUB

The following are the specimen signatures of the individuals who have been designated as authorized representatives of Cellu City Acquisition Corporation (the “Merger Sub”) and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit C-2 is attached, on behalf of Merger Sub:

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT D

FORM OF LETTER OF TRANSMITTAL

to Accompany Certificate(s) representing Shares of or Warrants to Acquire Shares of Common Stock of

CITYFOREST CORPORATION

To be Exchanged for Cash

Deliver to the Paying Agent at the address listed below:

Wells Fargo Bank, N.A.

Corporate Trust and Escrow Services

Sixth and Marquette MAC N9303-110

Minneapolis, MN 55479

Attention: Aaron Soper

For information call: Aaron Soper (612) 667-5628.

Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.

DESCRIPTION OF CERTIFICATES OR WARRANTS SURRENDERED
Certificate(s) or Warrant(s) Enclosed (Attach signed list if space below is inadequate)
Print Name and Address of Registered Owner(s)	Certificate or Warrant Number	Number of Shares of Common Stock Represented by Certificate or Warrant	Number of Shares of Common Stock Issuable Upon Exercise of Warrant, If applicable

-	Total Shares

PLEASE READ AND FOLLOW THE ACCOMPANYING INSTRUCTIONS CAREFULLY. YOU MUST COMPLETE THE BOXES ON PAGES 4 AND 5.

ENCLOSE STOCK CERTIFICATES WHICH REPRESENT SHARES OF COMMON STOCK, OR WARRANT DOCUMENTS WHICH REPRESENT THE RIGHTS TO ACQUIRE SHARES OF COMMON STOCK, OF CITYFOREST CORPORATION WITH THIS LETTER OF TRANSMITTAL DELIVERY OF SUCH CERTIFICATES OR WARRANT DOCUMENTS SHALL BE EFFECTED, AND RISK OF LOSS OF SUCH CERTIFICATES OR WARRANT DOCUMENTS SHALL PASS, ONLY UPON DELIVERY OF SUCH CERTIFICATES TO THE PAYING AGENT.

☐	If any of the stock certificate(s) representing shares of, or warrant document(s) representing shares of or the right to acquire shares of, common stock of CityForest Corporation that you own have been lost or destroyed, check this box and see Instruction 4. Complete the remainder of this Letter of Transmittal and indicate here the number of shares of such common stock represented by the lost or destroyed certificate(s) or warrant(s).

                                         (Number of shares of common stock represented by lost certificate or issuable upon exercise of lost warrant).

☐	if you wish to have the cash consideration to be issued to you in the Merger (as defined herein) sent by wire transfer, please check this box, complete the remainder of this Letter of Transmittal and provide wire instructions below or include such instructions herewith.

Wire Instructions:

Bank Name:
Bank Routing Number (ABA Number):
Account Name:
Account Number:

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A.	Surrender of Certificates or Warrant Documents

Enclosed are one or more stock certificates representing shares of common stock (“Common Stock”) of CityForest Corporation, a Minnesota corporation (“CityForest”), or one or more documents representing warrants to acquire shares of Common Stock (“Warrants”). Reference is made to that certain Merger Agreement dated as of February     , 2007 among Cellu Tissue Holdings, Inc., a Delaware corporation (“Parent”), Cellu City Acquisition Corporation, a Minnesota corporation and wholly-owned subsidiary of Parent (“Merger Sub”) and CityForest (as in effect from time to time, the “Merger Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

In connection with the merger (the “Merger”) of Merger Sub with and into CityForest, with CityForest as the surviving entity (the “Surviving Corporation”) pursuant the Merger Agreement, as approved by the requisite vote of the stockholders of CityForest and the Board of Directors of CityForest, the undersigned hereby surrenders each of the following:

(i) the certificate(s) noted above representing shares of Common Stock owned by the undersigned in exchange for, and for the purpose of, receiving, at the effective time of the Merger (the “Effective Time”) or, if the same is not surrendered prior to the Effective Time, as soon as practicable after surrender, the cash amount (“Cash”) equal to the product obtained by multiplying (x) the aggregate number of shares of Common Stock surrendered herewith by (y) the Per Share Cash Amount, and the right to receive such other consideration, if and when payable, as provided in the Merger Agreement; and/or

(ii) the warrant document(s) representing the Warrants noted above owned by the undersigned in exchange for, and for the purpose of, receiving at the Effective Time, or, if the same is not surrendered prior to the Effective Time, as soon as practicable after surrender, Cash equal to the product obtained by multiplying (x) the aggregate number of shares of Common Stock issuable upon the exercise in full of each Warrant held by such warrant holder by (y) the difference of (A) the Per Share Cash Amount less (B) the exercise price per share of each such Warrant, and the right to receive such other consideration, if and when payable, as provided in the Merger Agreement.

The undersigned will, upon request, execute any additional documents reasonably necessary or desirable to complete the surrender and exchange of the enclosed stock certificates representing shares of Common Stock or warrant documents representing Warrants. The undersigned hereby irrevocably appoints the Paying Agent as agent of the undersigned, to effect the exchange pursuant to the Merger Agreement and the Instructions attached hereto. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

Submission of the stock certificate(s) or warrant document(s) described below is subject to the terms, conditions and limitations set forth in the Merger Agreement and the Instructions attached hereto. The undersigned does hereby consent to the treatment of the undersigned’s Common Stock and Warrants pursuant to the terms of the Merger Agreement.

B.	Representations and Warranties and Agreements of the Undersigned Regarding the Escrow Account Shareholders’ Representative Fund and the Shareholders’ Representative

The undersigned has received and reviewed a copy of the Merger Agreement and, in accordance with and subject to the provisions thereof, acknowledges and agrees that (i) pursuant to Section 2.4(b) of the Merger Agreement, Parent will deposit into escrow (the “Escrow Amount”) an amount equal to ten percent (10.0%) of the Enterprise Value for the purpose of securing certain indemnification and other obligations under the Merger Agreement, including the undersigned’s pro rata portion thereof, and (ii) pursuant to Section 2.4(c) of the Merger Agreement, Parent will deposit into an account designated by the Shareholders’ Representative cash in the amount of [$            ] (the “Shareholders’ Representative Fund”) for use by the Shareholders’ Representative in accordance with the terms of Section 10 of the Merger Agreement.

The undersigned hereby confirms the appointment of Mr. Wayne Gullstad as the Shareholders’ Representative with respect to the Merger Agreement and the transactions contemplated by the Merger Agreement. The undersigned hereby further confirms and agrees as follows:

(i) No bond will be required of the Shareholders’ Representative. The Shareholders’ Representative will not receive any compensation for the first 50 hours of his, her, or its services. Thereafter, the Shareholders’ Representative, at his, her or its discretion, cause the Paying Agent to compensate the Shareholders’ Representative for each additional hour of service at a rate of $100 per hour, provided that, for the avoidance of doubt, no such compensation shall result in any obligation of Parent or the Merger Sub to deposit additional amounts with the Paying Agent. To the extent that a portion of the Escrow or the Reserved Fund (as defined in the Escrow Agreement) may be disbursed to the Paying Agent in accordance with the Escrow Agreement, if the Shareholders’ Representative delivers a written notice to the Escrow Agent and the Parent, then the Escrow Agent will deliver to the account of the Shareholders’ Representative Fund and designated by the Shareholders’ Representative in such notice any such portion of the Escrow

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or the Reserved Fund eligible for disbursement (including interest thereon) to be used in connection with the Shareholders’ Representative’s duties pursuant to this Agreement and the Transactions Documents. If a Parent Indemnified Party makes a claim for indemnification against the Target Equityholders in accordance with this Agreement and the Escrow Agreement, then the Shareholders’ Representative, in his, her or its sole and absolute discretion, may also request that the Escrow Agent deliver any interest earned to such date on the Escrow or the Reserved Fund and not theretofore released by the Escrow Agent to the Shareholders’ Representative for deposit into the Shareholders’ Representative Fund, and such interest will become a part of the Shareholders’ Representative Fund upon such delivery.

(ii) Any person acting as the Shareholders’ Representative may from time to time be removed and replaced upon not less than 30 days prior written notice to the Parent. No more than one natural person may serve as the Shareholders’ Representative at any one time. No person acting as the Shareholders’ Representative may be removed or replaced unless the holders of greater than the aggregate of a two-thirds interest of the Escrow agree to such removal and to the identity of the substituted person to act as the Shareholders’ Representative. The Shareholders’ Representative may not resign until the vacancy in the position of the Shareholders’ Representative is filled by the affirmative agreement of the holders of a majority in interest of the Escrow. The Parent may assume that any incumbent Shareholders’ Representative continues to serve in such capacity until the Parent is notified in writing of a replacement and receives evidence satisfactory to it of such removal and replacement.

(iii) The Shareholders’ Representative is authorized, for and on behalf of each of the Target Equityholders, including the undersigned, to make and deliver any certificate, notice, consent or instrument required or permitted to be made or delivered under the Merger Agreement or the Transaction Documents, which the Shareholders’ Representative determine in his or her sole discretion to be necessary, appropriate or desirable.

(iv) The Shareholders’ Representative may use the Shareholders’ Representative Fund for any reasonable costs and expenses of the Shareholders’ Representative related to the Merger Agreement or the Transaction Documents, including reasonable attorneys’ and other professional fees and any amounts to be paid therefrom pursuant to Section 2.7(c) of the Merger Agreement. Following the expiration of the Escrow Period and the satisfaction of any amounts to be paid from the Shareholders Representative Fund pursuant to Section 2.7(c) of the Merger Agreement, the Shareholders’ Representative will deliver the remains of the Shareholders’ Representative Fund, if any, to the Paying Agent, who will then distribute this amount to the Target Equityholders in accordance with the Paying Agent Agreement and Section 2.5(d) of the Merger Agreement.

(v) Any action taken by or on behalf of the Shareholders’ Representative will represent a decision of the Target Equityholders in the Escrow, including the undersigned, and will be final, binding and conclusive upon the Target Equityholders.

(vi) Each Target Equityholder, including the undersigned, will, out of their own personal funds and not out of the funds in the Escrow, indemnify the Shareholders’ Representative and hold the Shareholders’ Representative harmless against any Adverse Consequences arising out of or in connection with the acceptance or administration of the Shareholders’ Representative’s duties described in this Agreement, except for any actions taken by or on behalf of the Shareholders’ Representative that involve willful misconduct on the part of the Shareholders’ Representative.

(vii) The Escrow Agent, the Parent and the Surviving Corporation will have no Liability to any Person for any acts done by them in accordance with any action taken by or on behalf of the Shareholders’ Representative. The Escrow Agent and the Parent may rely upon any action taken by or on behalf of the Shareholders’ Representative as being an action taken by each Target Equityholder.

C.	Additional Representations. The undersigned hereby represents and warrants as follows:

The undersigned is the registered holder of the shares of Common Stock represented by enclosed certificate(s) and/or the registered holder of the Warrants, with good title to such shares of Common Stock or Warrants and full power and authority to sell, assign and transfer the shares of Common Stock or Warrants represented by the enclosed certificate(s) and warrant document(s), as applicable, free and clear of any encumbrance, restriction on transfer (other than any restrictions under the Securities Act of 1933, as amended, and any applicable state securities laws), claim, lien, pledge, option, charge, security interest, defect of title or other similar right of any third party whether voluntarily exercised or arising by operations of law (“Lien”). The undersigned has full power and authority (and, if an individual, legal capacity) to execute and deliver this Letter of Transmittal and to perform his, her or its obligations hereunder. The undersigned has duly executed and delivered this Letter of Transmittal, which constitutes his, her or its valid and legally binding obligation, enforceable in accordance with its terms and conditions. The undersigned is not required to give any notice to, make any filing or registration with, or obtain any authorization, waiver, license, consent, or approval of any Governmental Authority or third party in connection with the execution and delivery of this Letter of Transmittal by the undersigned, the performance by the undersigned of his, her or its obligations hereunder or the consummation of the transactions contemplated by this Letter of Transmittal. To the extent that the undersigned is an entity, the execution and delivery of this Agreement by the undersigned, the performance by the undersigned of its obligations hereunder, and the consummation by the undersigned of the transactions contemplated hereby, have been duly authorized by the board of directors or other managing body of the undersigned and no other corporate or other action, as the case may be, on the part of the undersigned is necessary to

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authorize the execution and delivery of this Agreement by the undersigned, the performance by the undersigned of its obligations hereunder or the consummation by the undersigned of the transactions contemplated hereby.

The undersigned has not used or retained any broker or finder in connection with the transactions contemplated hereby nor is any broker, finder or investment banker entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by the Merger Agreement based upon any agreements or other arrangements made by or on behalf of the undersigned for which CityForest or its subsidiaries would be responsible. Neither the execution and the delivery of this Letter of Transmittal, the performance by the undersigned of his, her or its obligations hereunder nor the consummation of the transactions contemplated hereby, will (i) violate any law to which the undersigned or any of his, her or its assets or properties is subject, (ii) if the undersigned is an entity, violate any provision of its charter, bylaws or any other organizational or governing documents or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice, consent or approval under any agreement, contract, lease, permit, instrument, or other arrangements to which the undersigned is a party or by which it is bound or to which any of the undersigned’s assets is subject (or result in the imposition of any Lien).

NOTE: DO NOT SIGN STOCK CERTIFICATE(S) OR SUBMIT STOCK POWER(S) UNLESS YOU ARE COMPLETING SPECIAL ISSUANCE INSTRUCTIONS BELOW.

SPECIAL ISSUANCE INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
(See Instruction 3 and Instruction 7)	(See Instruction 7)
Fill in ONLY if check(s) are to be issued in a name other than the name appearing in the box on the first page of this Letter of Transmittal.

Fill in ONLY if check(s) are to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown in the box on the first page of this Letter of Transmittal. Deliver check(s) to:

Name:	Name:

(Please Print First, Middle & Last Name)	(Please Print First, Middle & Last Name)

Address	Address
(Number and Street)	(Number and Street)

(City, State & Zip Code)	(City, State & Zip Code)

(Tax Identification or Social Security Number)

Certificate(s) must be endorsed or accompanied by separate stock power(s) and signatures guaranteed if the checks are to be issued in the name of anyone other than the registered holder or mailed to any person(s) other than the person(s) signing this Letter of Transmittal. You are instructed to issue to the undersigned, as instructed below, a check (or wire transfer, if indicated above) representing Cash to which I am entitled. Parent hereby reserves the absolute right to reject any and all stock certificates or warrant documents or Letters of Transmittal not in proper form or to waive any irregularities or defects in the surrender of any stock certificates or Warrants delivered in connection herewith. All authority herein conferred shall survive the death or incapacity of the undersigned and all obligations of the undersigned hereunder shall be binding on the heirs, personal representatives, successors or assigns of the undersigned.

PLEASE SIGN HERE

x	Dated:	, 2007
(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or warrant document(s) or person(s) authorized to whom the shares of Common Stock and/or Warrants surrendered have been assigned and transferred as evidenced by endorsements or stock powers transmitted herewith, with signatures guaranteed. If signing is by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or other person acting in a fiduciary or representative capacity, please set forth full title and enclose proper evidence of authority to so act.) (See Instruction 2).

(Area Code and Telephone Number)

(Tax Identification or Social Security Number)

Signature(s) Guaranteed by
(Only if required. See Instruction 3)

(Title of Officer Signing this Guarantee)

(Name of Guaranteeing Firm—Please Print)

(Address of Guaranteeing Firm)

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IMPORTANT TAX INFORMATION

Under U.S. federal income tax law, a holder whose shares of Common Stock or Warrants are surrendered herewith is required to provide the Paying Agent with such shareholder’s or warrant holder’s current Taxpayer Identification Number (“TIN”). If such holder is an individual, the TIN is his or her social security number. If the Paying Agent is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, the Paying Agent may be required to withhold up to 28% of any cash payment made to the holder with respect to shares of Common Stock or Warrants surrendered in connection with the Merger Agreement (“ backup withholding”). Backup withholding is not an additional tax. Rather, the tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund from the Internal Revenue Service may be obtained. To prevent backup withholding on any cash payment made to a holder with respect to shares of Common Stock or Warrants surrendered in connection with the Merger Agreement, the holder is required to notify the Paying Agent of his or her correct TIN by completing the Substitute Form W-9 below and certifying that the TIN provided on Substitute Form W-9 is correct. In addition, the holder must complete Part 2 of the Substitute W-9, and date and sign as indicated. If the holder does not have a TIN, the holder should write “Applied For” ‘in the space provided for the TIN. If the holder does not provide the Paying Agent with a certified TIN within 60 days, the Paying Agent must backup withhold up to 28% of all cash payments made to the holder.

Certain holders are not subject to these backup withholding and reporting requirements. In order for a foreign holder to be exempt, that holder must submit an Internal Revenue Service form W-8BEN, signed under penalties of perjury, attesting to that individual’s exempt status. Such statements can be obtained from the Paying Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number or Substitute Form W-9 for additional instructions.

What to Give the Paying Agent

United States Holders. A United States holder of Common Stock or Warrants is required to give the Paying Agent the social security number or employer identification number of the record owner of the shares of Common Stock or Warrants being surrendered for payment in connection with the Merger Agreement. If the stock certificates for Common Stock or warrant certificates are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

PLEASE PROVIDE YOUR SOCIAL SECURITY NUMBER OR OTHER TAXPAYER IDENTIFICATION NUMBER ON THIS SUBSTITUTE FORM W-9 AND CERTIFY THEREIN THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING. FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF UP TO 28% OF ANY CASH PAYMENT MADE TO YOU PURSUANT TO THE MERGER. For assistance in completing this form, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute FORM W-9 or call the Paying Agent at the number provided on the cover page of this Letter of Transmittal.

Name(s) as shown above of registered owners of stock certificate(s) for shares of Common Stock or warrant certificate(s) representing Warrant(s). (If joint ownership, list first and circle the name of the person or entity whose taxpayer identification number you enter in Part I below).

Business Name (sole proprietors, see enclosed Instructions for Substitute FORM W-9).
Address:
Part I—PLEASE PROVIDE YOUR TAX IDENTIFICATION NUMBER IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number or Employer Identification Number.
Part II—Payees exempt from backup withholding, please see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Part III—Certification. Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certificate Instructions: You must cross out Item(s) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

Signature	Dated

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Non-United States Holders. A non-United States holder of Common Stock or Warrants is required to represent to the Paying Agent that it is not a United States Person (as such term is defined in Section 7701(a)(3) of the Internal Revenue Code of 1986, as amended) and provide its name and address on a properly executed Internal Revenue Service Form W-8BEN (“Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding”).

GENERAL INSTRUCTIONS

1. Letter of Transmittal. This Letter of Transmittal must be properly completed, duly executed, dated, and delivered or mailed to the Paying Agent at the appropriate address set forth on the first page of this Letter of Transmittal together with (a) the Common Stock certificate(s) or warrant document(s) you are surrendering in order to exchange shares of Common Stock or Warrants for Cash (such Cash is sometimes referred to herein as the “Payment” and (b) any other required documents.

The method of delivering Common Stock certificate(s) or warrant document(s) is at the option and the risk of the holder. Common Stock or Warrants may be surrendered in person or by mail. IF SENT BY MAIL, REGISTERED MAIL, PROPERTY INSURED, WITH RETURN RECEIPT REQUESTED, IS RECOMMENDED.

UNTIL A HOLDER HAS SURRENDERED HIS OR HER STOCK CERTIFICATE(S) OR WARRANT DOCUMENT(S), OR A SATISFACTORY AFFIDAVIT AND OTHER DOCUMENTATION RELATING TO THE LOSS OF STOCK CERTIFICATE(S) OR WARRANT DOCUMENT(S) TO THE PAYING AGENT, HE, SHE OR IT WILL NOT RECEIVE THE PAYMENT AND NO INTEREST WILL BE PAYABLE WITH RESPECT TO THE PAYMENT ON SURRENDER OF COMMON STOCK OR WARRANTS.

You should complete one Letter of Transmittal listing all Common Stock and Warrants registered in the same name. If any shares of Common Stock are registered in different ways on several certificates, or Warrants are issued in different ways on several warrant certificates, you will receive and will need to complete, sign, and submit as many separate Letters of Transmittal as there are different registrations of certificates or Warrants.

2. Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders) on this Letter of Transmittal should correspond exactly with the name(s) as written on the face of Common Stock certificate(s) or warrant document(s) surrendered unless the shares described on this Letter of Transmittal have been assigned by the registered holder or holders thereof, in which event that Letter of Transmittal should be signed in exactly the same form as the name(s) of the last transferee(s) indicated on the transfers attached to or endorsed on the certificate(s) or Warrant(s). If the “Special Issuance Instructions” box is completed, then the signature(s) on this Letter of Transmittal must be guaranteed as specified in Instruction 3 below.

If this Letter of Transmittal, or any endorsement or stock power required by Instruction 3, is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or other person acting in a fiduciary or representative capacity, the person signing must give his or her full title in such capacity and enclose appropriate evidence of his or her authority to so act. If additional documents are required by the Paying Agent, you will be advised by letter.

3. Endorsement of Certificate(s); Signature Guarantee. If the Cash is to be issued in the same name as the registered holder(s) of the surrendered Common Stock certificate(s), such certificate(s) need NOT be endorsed or accompanied by separate stock powers and the signature(s) need NOT be guaranteed. If, however, a check is to be issued in a name different from that of the registered holder(s), then (i) Common Stock certificate(s) must be duly endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on such certificate(s), (ii) the signature of endorsement for transfer on such certificate or separate stock powers must be guaranteed by an eligible guarantor institution (bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934 as amended, and (iii) the person surrendering such certificate(s) must remit to the Paying Agent the amount of any transfer or other taxes payable by reason of the issuance to a person other than the registered holder(s) of the certificate(s) surrendered, or establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. In such case the “Special Issuance Instructions” box must be completed and the signature(s) on this Letter of Transmittal must be guaranteed as specified above.

4. Lost or Destroyed Common Stock Certificates or Warrants. In the event that any holder is unable to deliver to the Paying Agent the Common Stock certificate(s) representing his, her or its shares of Common Stock or warrant certificate(s) representing his, her or its Warrants due to the loss or destruction of such certificate(s), such fact should be indicated on the face of this Letter of Transmittal. In such case, the holder should also contact the Paying Agent, at their number listed on the cover page of this Letter of Transmittal, to report the lost or destroyed certificate(s). The Paying Agent will forward additional documentation which such holder must complete in order to effectively surrender such lost or destroyed certificate(s). Surrenders hereunder regarding such lost or destroyed certificates will be processed only after such documentation has been submitted to and approved by the Paying Agent.

5. Inquiries. All questions regarding appropriate procedures for surrendering shares of Common Stock or Warrants should be directed to the Paying Agent at the mailing address set forth on the front page or by telephone at the number listed on the cover page of this Letter of Transmittal.

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6. Additional Copies. Additional copies of this Letter of Transmittal may be obtained from the Paying Agent at the mailing address set forth on the front page or from CityForest.

7. Special Issuance and Delivery Instructions. Indicate in Special Issuance Instructions the name and address of the person in whose name a check is to be issued if it is to be issued in the name of someone other than the registered holder. Follow Instruction 3 above. Indicate in Special Delivery Instructions the name and address to which the check is to be sent if it is to be sent (i) to someone other than the person(s) signing this Letter of Transmittal, or (ii) to the person(s) signing this Letter of Transmittal at an address other than that appearing on the face of this Letter of Transmittal.

8. Internal Revenue Service Forms. Under Federal income tax law, each United States holder surrendering shares of Common Stock or Warrants for Payment is required to provide the Paying Agent with a correct Taxpayer Identification Number on Substitute Form W-9, and to indicate whether the holder is subject to backup withholding. Additionally, each non-United States holder is required to provide the Paying Agent a properly executed Internal Revenue Service Form W-8BEN. Please see “IMPORTANT TAX INFORMATION” above.

9. Waiver of Conditions. Parent reserves the absolute right to waive any of the conditions set forth herein or any defect with respect to the transmittal of certificate(s) representing shares of Common Stock or Warrants.

10. Miscellaneous. Neither Parent, the Paying Agent or CityForest nor any of their respective stockholders, officers or affiliates is under any duty to give notification of defects in any Letter of Transmittal or facsimile or in any other required documents and shall not incur any liability for failure to give such notification. Any and all Letters of Transmittal or facsimiles (including any other required documents) not in proper form are subject to rejection. The terms and conditions of the Merger Agreement are incorporated herein by reference and are deemed to form part of the terms and conditions of this Letter of Transmittal.

7

March 21, 2007

Internal Revenue Service

Re: Notice Required by Income Tax Regulations Section 1.1445-2(c)(3)(i) and 1.897-2(h)(2)

Dear Sir or Madam:

CityForest Corporation (“Company”) provided the attached Certificate that none of the outstanding interests of the Company constitute a U.S. real property interest (“Statement”) on March 21, 2007 to the transferee, Cellu Tissue Holdings Inc. (“Buyer”).

1. This notice is provided pursuant to the requirements of Income Tax Regulations section 1.897-2(h)(4).

2. The following information relates to the corporation providing the notice:

Name:	CityForest Corporation

Address:	1215 East Worden Avenue
Ladysmith, WI 54848

Taxpayer ID:	41-1719562

3. The Statement was not requested by a foreign interest holder. It was voluntarily provided by the Company in response to a request from the Buyer in accordance with Income Tax Regulations section 1.1445-2(c)(3)(i). The following information relates to the Buyer which requested the Statement:

Name:	Cellu Tissue Holdings Inc.

Address:	1855 Lockeway Dr.
Suite 501
Alpharetta, GA 30004

Taxpayer ID:	06-1346495

4. The outstanding interests of the Company are not United States real property interests (as defined in Section 897(c) of the Internal Revenue Code of 1986, as amended, and applicable Income Tax Regulations).

Under penalties of perjury the undersigned declares that this notice (including the attached Statement) is correct to the undersigned’s knowledge and belief.

CityForest Corporation

By:	/s/ WAYNE J. GULLSTAD
	Name:	WAYNE J. GULLSTAD
	Title:	CEO

FIRPTA CERTIFICATE

OF

CITYFOREST CORPORATION

Under Section 1445 of the Internal Revenue Code (the “Code”), withholding of U.S. tax is generally required by a transferee upon any disposition of a “United States real property interest” (as defined in section 897(c) of the Code) by a foreign person. The undersigned, as an officer of CityForest Corporation (the “Company”), makes the following certifications in this statement (the “Statement”) to Cellu Tissue Holdings Inc. (“Buyer”) in order to establish that no such withholding is required by Buyer in connection with the merger of Cellu City Acquisition Corporation with and into the Company (and the resulting acquisition by Buyer of shares of common stock of the Company held by certain shareholders of the Company (the “Sellers”) in exchange for cash (the “Shares”)):

1. I am an officer of the Company and am authorized to execute and deliver this Statement on behalf of the Company;

2. The Shares do not constitute “United States real property interests” (as defined in section 897(c) of the Code);

3. Certification 2, above, is based on a determination by the Company that the Company is not as of the date of this Statement and has not been at any time during any part of the five-year period ending on the date of this Statement (or, if shorter, during any part of the period during which any of the Shares were held by any of the Sellers) a “United States real property holding corporation” (as defined in section 897(c)(2) of the Code).

I understand that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

[remainder of page is intentionally left blank]

Under penalties of perjury, I declare that the above certifications are true, correct and complete.

Date: March 2l, 2007

CityForest Corporation

By:	/s/ WAYNE J. GULLSTAD
Name:	WAYNE J. GULLSTAD
Title:	CEO

[SIGNATURE PAGE TO FIRPTA CERTIFICATE]

Schedule 1

Accounting Principles

The following are the line items that were used to calculate the Target Net Working Capital and that will be used in the preparation of the Estimated Closing Date Balance Sheet and the Closing Date Balance Sheet:

CURRENT ASSETS

Accounts Receivable	5,025,205
Insurance Claim Receivable[1]	0
Xcel Energy Credit[2]	0
Inventory	1,152,439
Prepaid Expenses	1,427,594
Natural Gas Mgmt Fees (Collar)	(13,300)
Felts & Wires-Adjustment to Actual	(30,000)
Prepaid Interest	(83,595)

Total Current Assets	7,478,344

CURRENT LIABILITIES
Accounts Payable	2,504,494
Tax Distribution Payable	0
Customer Deposits	0
Payroll Liabilities	461,400
Mgmt Incentive	(36,000)
Payroll Taxes	6,000
Accrued Liabilities	233,873
Major Maintenance	0

Total Current Liabilities	3,169,767

TARGET NET WORKING CAPITAL	4,308,577

[1]

Represents a portion of the Additional Receivables and is not a current asset for purposes of the Target Net Working Capital or the preparation of the Estimated Closing Date Balance Sheet or the Closing Date Balance Sheet.

[2]

Represents a portion of the Additional Receivables and is not a current asset for purposes of the Target Net Working Capital or the preparation of the Estimated Closing Date Balance Sheet or the Closing Date Balance Sheet.

Target’s Disclosure Schedule

These disclosure schedules of the Target (the “Target’s Disclosure Schedule”) contain a listing of certain items required under the representations and warranties and exceptions to the representations and warranties required by that certain Merger Agreement (the “Agreement”) among Cellu Tissue Holdings, Inc., a Delaware corporation (the “Parent”), Cellu City Acquisition Corporation, a Minnesota corporation and wholly-owned subsidiary of Parent (the “Merger Sub”) and CityForest Corporation, a Minnesota corporation (the “Target”) and Wayne Gullstad as the “Shareholders Representative.” The Target’s Disclosure Schedule is delivered to the Parent and the Merger Sub by the Target in satisfaction of the requirements of the Agreement and is a part of the Agreement. Capitalized terms used but not otherwise defined in the Target’s Disclosure Schedule will have the meanings ascribed to them in the Agreement.

The Section numbers noted in the Target’s Disclosure Schedule correspond to the Section numbers appearing in the Agreement. For the purposes of the Agreement and the Target’s Disclosure Schedule, a matter disclosed in one Section of the Target’s Disclosure Schedule will be disclosed with respect to other representations and warranties in the Agreement to which it would reasonably be considered related if it is reasonably apparent on the face of the disclosure of such matter that such matter also pertains to such other representations and warranties.

Section 3.5

Title to Assets

The following represents Security Interests or other exceptions to the representations and warranties found in Section 3.5 of the Agreement:

1.	The Security Interest in the assets of the Target described on (i) Exhibit A to that certain UCC Financing Statement, Initial Filing No. 07501746327, filed with the Wisconsin Secretary of State, and (ii) Schedule 1 to that certain UCC Financing Statement, Initial Filing No. 86627, filed with the Register of Deeds of Rusk County, Wisconsin, each with Union Bank of California, NA, as Collateral Agent, listed as secured party, filed in connection with the Security Interest granted by the Target to Union Bank of California, NA, as security under the Security Agreement dated March 1, 1998, between the Target, Lehman Brothers Inc., City of Ladysmith, Wisconsin, and Union Bank of California, NA.

2.	The Security Interest in the assets of the Target described on Exhibit A to that certain UCC Financing Statement, Initial Filing No. 297750, filed with the Register of Deeds of Rusk County, Wisconsin, with Associated, as Collateral Agent, listed as secured party, filed in connection with the Security Interest granted by the Target to Associated as security under the Security Agreement dated June 29, 2005, between the Target and Associated.

3.	The Security Interest in the assets of the Target described on Exhibit A to that certain UCC Financing Statement, Filing No. 050009791531, filed with the Wisconsin Secretary of State, with Associated, as Collateral Agent, listed as secured party, filed in connection with the Security Interest granted by the Target to Associated as security under the Security Agreement dated June 29, 2005, between the Target and Associated Bank, National Association.

4.	The Security Interest in the assets of the Target described on Exhibit A to those certain UCC Financing Statements, Filing Nos. 200517089205 and 200517102843, filed with the Minnesota Secretary of State, with Associated, as Collateral Agent, listed as secured party, filed in connection with the Security Interest granted by the Target to Associated and the State of Wisconsin Investment Board, as security under the 2005 Security Agreement.

5.	The Security Interest in the assets of the Target described on Exhibit A to that certain UCC Financing Statement, Filing No. 200517089205, filed with the Minnesota Secretary of State, with Associated, listed as secured party, filed in connection with the Security Interest granted by the Target to Associated, as security under the Pledge and Security Agreement dated June 29, 2005, between Target, Associated, as Collateral Agent, and Wells Fargo Bank, N.A.

6.	The Target, from time to time and in the Ordinary Course of Business, engages contractors who maintain nonmaterial assets at the Real Property. Such assets do not constitute a portion of the Assets.

Section 3.6

Financial Statements

The following Financial Statements are attached to the Target’s Disclosure Schedule:

1.	Audited consolidated and consolidating balance sheets and statements of income, changes in shareholder’s equity and cash flow as of and for the fiscal years ended December 31, 2003, December 31, 2004 and December 31, 2005.

2.	Unaudited consolidated and consolidating balance sheets and statements of income, changes in shareholder’s equity and cash flow as of and for the months ended December 31, 2006.

CITYFOREST CORPORATION

BALANCE SHEET

PERIOD ENDING 12/31/2006

(UNAUDITED)

ASSETS

CURRENT ASSETS
CASH	5,041,929.63
ACCOUNTS RECEIVABLE	5,711,852.68
INVENTORY	1,437,337.56
PREPAID EXPENSES	1,077,934.79
PREPAID INTEREST	125,392.38

TOTAL CURRENT ASSETS		13,394,447.04

PROPERTY AND EQUIPMENT
LAND	1,138,164.41
BUILDINGS	10,303,540.88
EQUIPMENT	44,780,656.39
OFFICE FURN AND COMPUTER	602,165.00
CONSTRUCTION IN PROGRESS	118,531.60

TOTAL PROPERTY & EQUIPMENT	56,943,058.28

DEPRECIATION	(22,013,943.24)

NET PROPERTY & EQUIPMENT		34,929,115.04

OTHER ASSETS
BOND ISSUANCE COSTS-203MO	2,694,268.84
BOND ISSUANCE COSTS-DEF	611,638.33
AMORT-BOND ISSUANCE-	(1,488,496.65)
RES CASH-SR DEBT SERV RES	1,517,119.32
RES CASH-L/C FEE	126,463.44
RES CASH-REIMB & REDEMP	—
RES CASH-BOND PREPAYMENT	—

TOTAL OTHER ASSETS		3,460,993.28

TOTAL ASSETS		51,784,555.36

CITYFOREST CORPORATION

BALANCE SHEET

PERIOD ENDING 12/31/2006 (CONTINUED)

(UNAUDITED)

LIABILITIES AND EQUITY

CURRENT LIABILITIES
ACCOUNTS PAYABLE	2,497,335.86
CUSTOMER DEPOSITS	—
ACCRUED INTEREST	62,076.71
PAYROLL LIABILITIES	625,111.71
PAYROLL TAXES	65,631.64
ACCRUED LIABILITIES	1,632,101.53
ACCRUED SHARE INCENTIVE	1,035,607.46
REVOLVING LOAN	—
CURRENT PORTION OF LTL	1,150,000.00

TOTAL CURRENT LIABILITIES		7,067,864.91

LONG TERM LIABILITIES
CAPITAL LEASES	—
BOND PAYABLE-UBOC-LC	19,025,000.00
SUB DEBT-NOTE A	—
UNAMORT DISCOUNT-NOTE A	—
SUB DEBT-NOTE B	—
UNAMORT DISCOUNT-NOTE B	—
SUB DEBT-ACCR SUCC FEE	—
CURRENT PORTION	(1,150,000.00)

TOTAL L TERM LIABILITIES		17,875,000.00

OWNERS EQUITY
OWNERS EQUITY PAR	19,778.48
ADDITIONAL PAID CAPITAL	525,635.91
RETAINED EARNINGS	22,722,058.72
TAX DISTRIBUTIONS	(4,299,468.69)
CURRENT YEAR INCOME	7,873,686.03

TOTAL OWNERS EQUITY		26,841,690.45

TOTAL LIABILITIES/EQUITY		51,784,555.36

CityForest Corporation

P & L

YTD 12/31/06

Actual	Description	$ Per Ton Actual

	Production
49,130.73	Good Tons
423.48	Side Trim
562.67	M. Culls
673.45	D. Culls
—	Scrap/Broke

50,790.33	Total

139.92	Total Tons Per Day

	Sales
49,153.11	Good Tons
407.09	Side Trim
686.16	M. Culls

50,246.36	Total

Statement
Dollars		Per Ton

47,899,735	Gross Sales	953.30
47,519,007	Net Sales	945.72

	Cost of Goods Sold:
11,032,165	Fiber	219.56
892,935	Other Materials	17.58
2,634,525	Chemicals	51.87
4,754,993	Steam	93.62
2,916,537	Electric	57.42
3,931,523	Direct Labor & Fringes	77.41
1,445,159	Maintenance	28.45
1,537,611	Other Direct	30.27
775,096	Indirect Labor & Fringes	15.26
315,240	Other Indirect	6.21

30,235,783	Total COGS	601.75

17,283,224	Gross Margin	343.97

	S G & A
1,238,292	Wages & Fringes	24.64
2,897,721	Depreciation/Amortization	57.67
2,456,667	Interest	48.89
—	UBOC Fee	—
—	Administrative Fee	—
19,330	Bad Debt	0.38
—	Research & Development	—
1,466,532	Other S G & A	29.19

8,078,542	Total S G & A	160.78

(372,126)	Other (Income)/Loss	(7.41)
	Impairment Loss

9,576,808	Operating Income	190.60

	Extra Ordinary Exp./(Inc)
—	Restructuring Services	—
1,703,122	Restructuring Loss (Gain)	33.90

7,873,686	Net Income	156.70

14,931,196	EBITDA: YTD

CITYFOREST CORPORATION

STATEMENT OF RETAINED EARNINGS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2006

2006
RETAINED EARNINGS AT BEGINNING OF YEAR	$22,722,058.72

Stock repurchased	—
Tax dividend distributions	(4,299,468.69)
Net income	7,873,686.03

RETAINED EARNINGS AT END OF PERIOD	$26,296,276.06

CITYFOREST CORPORATION

STATEMENT OF CASH FLOWS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2006

(UNAUDITED)

2006
Cash flows from operating activities:
Net Income	$7,873,686.03
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	2,898,721.30
(Gain) Loss on sale/disposal of fixed assets	(750.00)
Impairment Loss	—
(Gain) Loss on Restructuring	—
Provision for deferred interest payments	—
Amortize Sub Debt Discounts	388,925.95
Change in Accrued Success Fee	1,917,000.00
Changes in operating assets and liabilities:	—
Accounts receivable	(1,129,395.46)
Inventories	41,947.63
Prepaids and other assets	182,892.35
Accounts payable	51,412.08
Customer deposits	—
Accrued expenses	32,605.61

Net cash provided (used) by operating activities	12,233,045.49

Cash flows from investing activities:
Purchase of property & equipment	(779,998.50)
Purchase of other assets	—
Restricted cash	51,788.69
Proceeds from sale of fixed assets	750.00

Net cash used by investing activities	(727,459.81)

Cash flows from financing activities:
Draw (payments) on credit line, net	—
Proceeds from long-term debt	—
Repayment of long-term debt	(9,997,758.67)
Repayment of debt restructuring reserves	—
Proceeds from debt restructuring reserves	—
Repurchase of stock	—
Proceeds from sale of common stock	1,125.00
Distributions to shareholders	(4,299,468.69)

Net cash provided (used) by financing activities	(14,296,102.36)

Net increase (decrease) in cash	(2,790,516.68)
Cash at beginning of period	7,832,446.31

Cash at end of period	$5,041,929.63

Supplemental disclosure of cash flow information:

Cash payments for interest	2,330,963.46
(Net of amounts deferred)

Note: Audited December 31 Balance Sheets are used to determine variance

CityForest Corporation Ladysmith, Wisconsin Financial Statements Years Ended December 31, 2005 and 2004

CityForest Corporation

Financial Statements

Years Ended December 31, 2005 and 2004

CityForest Corporation

Balance Sheets

December 31, 2005 and 2004

Assets	2005	2004
Current assets:
Cash	$7,832,447	$2,996,469
Accounts Receivable	4,582,457	4,441,980
Inventories	1,479,286	1,369,277
Prepaid expenses	1,182,916	1,086,121
Prepaid interest	183,303	95,162

Total current assets	15,260,409	9,989,009

Property, plant and equipment	36,823,297	39,254,498

Other assets:
Restricted cash	1,695,372	2,253,728
Bond issuance costs - Net	2,039,950	1,619,216

Total other assets	3,735,322	3,872,944

TOTAL ASSETS	$55,819,028	$53,116,451

2

Liabilities and Stockholders’ Equity	2005	2004
Current liabilities:
Current maturities - Long-term debt	$1,150,000	$1,150,000
Accounts payable	2,482,015	2,372,228
Accrued expenses and other liabilities:
Interest	612,697	753,890
Accrued expenses	1,466,181	975,702
Distributions payable	961,099	0

Total current liabilities	6,671,992	5,251,820

Long-term liabilities:
Long-term debt	25,532,741	26,308,408
Accrued employee benefits	347,947	271,664

Total long-term liabilities	25,880,688	26,580,072

Stockholders’ equity:
Common stock	19,767	19,392
Additional paid-in capital	524,522	426,397
Retained earnings	22,722,059	20,838,770

Total stockholders’ equity	23,266,348	21,284,559

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$55,819,028	$53,116,451

See accompanying notes to financial statements.	3

CityForest Corporation

Statements of Income

Years Ended December 31, 2005 and 2004

	2005	2004

Sales	$43,121,204	$40,488,307
Cost of sales	29,623,382	31,011,265

Gross profit on sales	13,497,822	9,477,042

Operating expenses:
Selling, general, and administrative	2,660,632	2,594,124
Depreciation	2,642,178	2,653,062

Total operating expenses	5,302,810	5,247,186

Income from operations	8,195,012	4,229,856
Interest expense	3,424,009	3,769,982

Income before extraordinary item	4,771,003	459,874
Extraordinary item - Gain on restructuring of troubled debt - Net	0	30,105,898

Net Income	$4,771,003	$30,565,772

See accompanying notes to financial statements.	4

CityForest Corporation

Statements of Stockholders’ Equity

Years Ended December 31, 2005 and 2004

	Common Stock $.01 Par Value Authorized 10,000,000		Additional Paid-in Capital	Retained Earnings (Deficit)	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balances at December 31, 2003	1,939,223	$19,392	$426,397	$(9,727,002)	$(9,281,213)

Net income	0	0	0	30,565,772	30,565,772
Stock issued	0	0	0	0	0
Distributions to stockholders	0	0	0	0	0

Balances at December 31, 2004	1,939,223	19,392	426,397	20,838,770	21,284,559

Net income	0	0	0	4,771,003	4,771,003
Stock issued	37,500	375	98,125	0	98,500
Distributions to stockholders	0	0	0	(2,887,714)	(2,887,714)

Balances at December 31, 2005	1,976,723	$19,767	$524,522	$22,722,059	$23,266,348

See accompanying notes to financial statements.	5

CityForest Corporation

Statements of Cash Flows

Years Ended December 31, 2005 and 2004

	2005	2004

Increase (decrease) in cash:
Cash flows from operating activities:
Net income	$4,771,003	$30,565,772

Adjustments to reconcile net income to net cash provided by operating activities:
Extraordinary item, gross	0	(32,405,325)
Provision for bond issuance costs	0	1,073,561
Provision for depreciation	2,642,178	2,653,062
Provision for amortization	190,904	242,650
Provision for deferred interest payments	0	1,641,371
Provision for success fee	262,000	77,000
Provision for amortization of discount	112,333	62,407
Provision for losses on accounts receivable	0	72,622
Loss on property, plant, and equipment disposals	324,293	427,291
Changes in operating assets and liabilities:
Accounts receivable	(140,477)	(298,766)
Inventories	(110,009)	(82,290)
Prepaid expenses	(96,795)	(32,566)
Prepaid interest	(88,141)	(14,588)
Accounts payable	109,787	130,604
Accrued interest	(141,193)	20,472
Accrued expenses	566,762	471,268

Total adjustments	3,631,642	(25,961,227)

Net cash provided by operating activities	8,402,645	4,604,545

Cash flows from investing activities:
Capital expenditures	(535,270)	(668,519)
Restricted cash	558,356	1,000,787

Net cash provided by investing activities	23,086	332,268

See accompanying notes to financial statements.	6

CityForest Corporation

Statements of Cash Flows (Continued)

Years Ended December 31, 2005 and 2004

	2005	2004

Increase (decrease) in cash: (continued)
Cash flows from financing activities:
Net decrease in short-term debt	$0	$(2,380,144)
Repayment of long-term debt	(1,150,000)	(2,150,000)
Debt restructuring reserve	0	(1,288,859)
Bond issuance costs	(611,638)	0
Proceeds from issuance of capital stock	98,500	0
Distributions to stockholders	(1,926,615	0

Net cash used in financing activities	(3,589,753)	(5,819,003)

Net change in cash	4,835,978	(882,190)
Cash at beginning	2,996,469	3,878,659

Cash at end	$7,832,447	$2,996,469

Supplemental cash flow information:
Cash paid during the year for:
Interest	$3,653,343	$2,122,729

Noncash investing and financing activities:

Retained earnings at December 31, 2005 reflects a reduction of $961,099 of stockholders’ distributions accrued but not paid.

During 2004, the Company retired debt, accrued interest, and fees of $38.9 million with a payment of $6.25 million resulting in a $32.4 million noncash debt forgiveness.

See accompanying notes to financial statements.	7

CityForest Corporation

Notes to Financial Statements

Note 15	Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

The effort to restructure the Company’s subordinated debt obligations was not completed as planned in 2003. Although Enron Trade and Capital Resources agreed to the Company’s discounted offer, the finalization was delayed when it was discovered Enron had sold the Income Participation Certificate (IPC) portion of the Junior Subordinated Debt to a third party. Because the IPC is the lowest subordinated piece of the debt, negotiations to resolve this place cannot occur until the restructured subordinated debt is in place. Both the Senior Lender and the proposed new Subordinated Lender have delayed the process until the Company is able to alleviate any concerns regarding the IPC. When resolved, the Company will finalize the documentation of the agreements that will allow the restructuring process to be completed.

The Company’s efforts to restructure the subordinated debt at a discount and its efforts to reduce operating costs position the Company to endure current weak market conditions and to be able to benefit from improving market conditions.

Note 16	Reclassifications

Certain reclassifications have been made to the 2002 financial statements to conform to the 2003 classifications.

19

CityForest Corporation

Notes to Financial Statements

Note 1	Summary of Significant Accounting Policies

Principal Business Activity

CityForest Corporation (the “Company”) was formed on November 8, 1991. The primary operations of the Company commenced on August 27, 1993, through the acquisition of certain assets of Pope & Talbot, Wisconsin, Inc. (“Pope & Talbot”). The Company is primarily engaged in producing parent rolls of tissue paper from recycled paper for customers throughout the United States.

Use of Estimates in Preparation of Financial Statements

The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Changes in the valuation allowance have not been material to the financial statements.

The carrying amount of accounts receivable is reduced by an allowance that reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances that exceed 60 days from invoice date and, based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. The allowance for potential credit losses was $60,000 as of December 31, 2005 and 2004, and is reflected as an offset to accounts receivable in the accompanying balance sheets.

8

CityForest Corporation

Notes to Financial Statements

Note 1	Summary of Significant Accounting Policies (Continued)

Inventories

Inventories are valued at the lower of cost or market with cost determined on a weighted average basis, which approximates first in, first out (FIFO) basis.

Property, Plant, Equipment, and Depreciation

Property, plant, and equipment are valued at cost. Maintenance and repair costs are charged to expense as incurred. Gains or losses on disposition of property, plant, and equipment are reflected in income. Depreciation is computed on the straight-line method for financial reporting purposes, based on the estimated useful lives of the assets.

Buildings	20-40 years
Machinery and equipment	5-20 years
Furniture and office equipment	3-10 years

The Company has included all depreciation expense in operating expenses.

Debt Issuance Costs

Debt issuance costs have been capitalized and are being amortized to interest expense over the related debt terms using the straight-line method which approximates the interest method.

Revenue Recognition

Product sales are recognized when the product is shipped and all significant obligations of the Company have been satisfied.

9

CityForest Corporation

Notes to Financial Statements

Note 1	Summary of Significant Accounting Policies (Continued)

Stock Compensation Plan

Generally accepted accounting principles encourage all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, they also allow an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting, whereby compensation cost is the excess, if any, of the fair value of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock.

The Company has elected to adopt the intrinsic value based method. Stock options issued under the Company’s stock option plan have no intrinsic value at the grant date, and no compensation cost is recognized for them. Had compensation cost been determined on the basis of fair value, net income would have changed for the years ended December 31, 2005 and 2004 as follows:

	2005	2004
Net income, as reported	$4,771,003	$30,565,772
Total stock-based compensation expense determined under the fair value based method	(6,030)	(6,030)

Pro forma net income	$4,764,973	$30,559,742

10

CityForest Corporation

Notes to Financial Statements

Note 1	Summary of Significant Accounting Policies (Continued)

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter 5 of the Internal Revenue Code and comparable state regulations. Under these provisions, the Company does not pay federal or state corporate Income taxes on its taxable income. Instead, the stockholder report on their personal income tax returns their proportionate share of the Company’s taxable income and tax credits.

The Company’s policy is to generally fund income tax liabilities to the shareholders at the highest effective federal and state tax rate.

New Accounting Pronouncement

In December 2004, the Financial Accounting Standard Board (FASB) issued Statement of Financial Accounting standards (SFAS) No. 123R, Share-Based Payment, which replaces SFAS No. 123, Accounting for Stock-based compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123R requires that the cost of share-based payment transactions (including those with employees and nonemployees) be recognized in the financial statement SFAS No. 123R applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments or by incurring liabilities (1) in amounts based on the price of the entity’s shares or other equity instruments, or (2) that require settlement by the issuance of an entity’s shares or other quality instruments.

The Company adopted SFAS No. 123R, as required, on January 1, 2006. Since the statement was adopted using the modified-prospective method, the effect the adoption will have on the financial statements can be materially impacted by the number of options granted in future periods. As allowed under SFAS No. 123, the minimum value method was used to determine the fair value of previously issued options. As such, no compensation expense was recognized on options issued prior to the adoption of SFAS 123R.

11

CityForest Corporation

Notes to Financial Statements

Note 2	Inventories

Inventories consist of the following:

	2005	2004
At current cost:
Raw materials	$1,014,236	$956,691
Finished goods	465,050	41 2,586

Totals	$1,479,286	$1,369,277

Note 3	Property, Plant, and Equipment

Property, plant, and equipment consist of the following:

	2005	2004
Land	$1,138,164	$1,138,164
Buildings	10,193,717	10,193,717
Machinery and equipment	44,164,851	44,465,458
Furniture and office equipment	592,128	459,469

Total	56,088,860	56,256,808
Less - Accumulated depreciation	19,339,763	17,093,995

Net depreciated value	36,749,097	39,162,813
Construction in progress	74,200	91,685

Net property, plant, and equipment	$36,823,297	$39,254,498

Note 4	Restricted Cash

Restricted cash consists of cash reserves required as a result of long-term debt financing.

12

CityForest Corporation

Notes to Financial Statements

Note 5	Note Payable - Revolving Credit Agreements

As of December 31, 2005, the Company had a revolving credit agreement with Associated Bank in the amount of $3,500,000, of which none was in use at that date at an annual interest rate of the bank’s reference rate plus 2.25%, currently 6.54%. The borrowings are secured by accounts receivable, inventory, property, plant, and equipment.

As of December 31, 2004, the Company had a revolving credit agreement with Union Bank of California in the amount of $3,500,000 of which none was in use at that date at an annual interest rate of the bank’s reference rate plus 3.00%, or 8.25%.

Note 6	Long-Term Debt

Long-term debt consist of the following:

2005	2004

Variable rate City of Ladysmith Industrial Revenue Bonds, which require semiannual principal payments, of $575,000 due March and September and interest which is due monthly. In 2005 and 2004, the Company also paid fees to Union Bank of California for bond servicing and a bank letter of credit related to the bonds which it includes in net interest expense. On June 29, 2005, the Company entered into a bank letter of credit with Associated Bank related to the bonds. The Company also pays fees to Associated Bank which it includes in net interest expense. The variable interest rate for the week which includes December 31, 2005 was 3.73%. The bonds have a final maturity date of March 1, 2028, and are collateralized by substantially all assets of the Company.

$20,175,000	$21,325,000

13

CityForest Corporation

Notes to Financial Statements

Note 6	Long-Term Debt (Continued)

	2005	2004
Secured Subordinated Convertible Note A with the State of Wisconsin Investment Board bearing interest at 28.7%. The note is due in two payments, one in the amount of $500,000, which was due and paid at closing, and the balance due June 11, 2009. Interest is payable twice annually in March and September.	$4,645,000	$4,645,000

Discount on Note A original discount amount $145,000.	(99,889)	(128,889)

Secured Subordinated Convertible Note B with the State of Wisconsin Investment Board bearing interest at 20.0%. The note is due in one payment on June 11, 2009. Interest is payable twice annually in March and September.	1,666,667	1,666,667

Discount on Note B, original discount amount $416,667.	(287,037)	(370,370)

Subordinated Convertible Notes A and B Success Fee. At the maturity date or payment of the Subordinated Notes A and B, the Company will pay the note holders a fee equal to the lesser of $2.5 million or 10% of the Company’s Residual Value as defined in the loan agreement. The Company is accruing the present value of the success fee based on the Residual Value calculation.	583,000	321.000

Totals	26,682,741	27,458,408
Less - Current maturities	1,150,000	1,1 50,000

Long-term portion	$25,532,741	$26,308,408

14

CityForest Corporation

Notes to Financial Statements

Note 6	Long-Term Debt (Continued)

The bonds and notes payable are subject to a Collateral Agency Agreement which provides, among other matters, certain restrictive covenants, including limitations on additional borrowing and payment of distributions.

Required payments of principal on long-term notes payable at December 31, 2005, including current maturities, are summarized as follows:

2006	$1,150,000
2007	1,150,000
2008	1,150,000
2009	7,461,667
2010	1,150,000

Note 7	Employee Benefit Plans

The Company sponsors a 401(k) retirement savings plan that covers substantially all full-time employees. Contributions to the plan are based on eligible employees’ voluntary pretax contributions. The Company makes an annual contribution to the savings plan of 3% of each participant’s qualified salary for all employees contributing a minimum of 1%. For 2005 and 2004, the amount of costs and expenses related to the plan was $122,805 and $123,817, respectively.

The Company also sponsors an Employee Share Incentive Plan (the “Plan”) covering substantially all non-officer full-time employees. Under the provisions of the Plan, eligible employees are allocated share units annually that have a zero value at the date of issuance. The share units become fully vested four years from the date of issuance. The Plan provides for two possible means of payment. First, a dividend is paid for each share unit employees hold that is equal to any non-tax related distribution issued for each share of CityForest stock. Second, an appreciation value is paid for each share unit that becomes vested on the fourth Accounting Date (December 31). The appreciation value is the difference between the value of a share of actual CityForest stock on the fourth Accounting Date and the greater of the value on the Accounting Date when issued or any previous Accounting Date. The value of a share of Company’s stock at each Accounting Date is determined by the Company’s Board of Directors.

15

CityForest Corporation

Notes to Financial Statements

Note 7	Employee Benefit Plans (Continued)

At December 31, 2005 and 2004, there were 202,994 and 188,821, share units outstanding under the Plan, respectively. The financial statements at December 31, 2005 and 2004, include an accrual of approximately $733,000 and $423,000 under the terms of the Plan, respectively.

Note 8	Stock Option Plan

During 1992, the Company adopted the 1992 Stock Option Plan (the “Plan”) and reserved 800,000 shares of Company common stock for issuance to directors, officers, and employees upon exercise of options. Options were granted under the Plan at the discretion of the Company’s Board of Directors and are incentive options intended to qualify for favorable tax treatment. Options were granted until February 7, 2002, the expiration date of the plan. Options to purchase shares of the Company’s common stock were granted at a price not less than the market price of the stock at the date of grant.

During 2003, the Company also adopted the 2003 Stock Option Plan (the “Plan”) and reserved 500,000 shares of Company common stock for issuance to directors, officers, and employees upon exercise of options. Options granted under this Plan are also at the discretion of the Company’s Board of Directors and are incentive options intended to qualify for favorable tax treatment. Options may be granted until July 24, 2013, the expiration date of the plan. Options to purchase shares of the Company’s common stock are granted at a price not less than the market price of the stock at the date of grant.

The options under both plans generally vest over a four-year period following the grant date. The options expire if not exercised within seven years from the date of grant.

16

CityForest Corporation

Notes to Financial Statements

Note 8	Stock Option Plan (Continued)

Following is a summary of stock option transactions for the years ended December 31, 2005 and 2004:

	Number of Options	Price Range
Outstanding at December 31, 2003	167,500	$1.00 - $6.50
Granted	0
Exercised	0
Expired	(20,000)

Outstanding at December 31, 2004	147,500	$1.00 - $6.50
Granted	30,000	$6.00
Exercised	(37,500)	$1.00 - $6.50
Expired	0

Outstanding at December 31, 2005	140,000	$1.00 - $6.50

Exercisable at end of year	88,000	$1.00 - $6.50

Available for grant	412,000

The weighted average fair value of each option granted in 2005 was estimated on the grant date to be $1.52 using the minimum value method as allowed for nonpublic companies. The minimum value of the Company’s stock options is determined by a present value calculation. The current price of the stock is reduced by the expected dividends on the stock, if any, during the option’s term minus the present value of the exercise price. The present value calculated used a risk-free rate of return of 4.27% for the seven-year period.

Warrants

On April 27, 2004, the Company’s Board of Directors authorized the issuance of warrants for the purchase of 62,500 shares of common stock at $1.00 per share to be executed simultaneously with the restructuring close. None of the warrants were exercised as of December 31, 2005. The warrants are exercisable through June 11, 2014.

17

CityForest Corporation

Notes to Financial Statements

Note 9	Self-Funded Insurance

The Company has a self-funded health care plan which provides medical benefits to employees and their dependents. This health care cost is expensed as incurred. The health care expense is based upon actual claims paid, reinsurance premiums, administration fees, and unpaid claims at year-end. The Company buys reinsurance to cover catastrophic individual claims over $30,000 but not until those claims are over $57,000 in the aggregate.

Health care expense for 2005 and 2004 was approximately $984,000 and $759,000, respectively. A liability of $100,000 and $60,000 has been recorded for claims outstanding at December 31, 2005 and 2004, respectively. Management believes this liability is sufficient to cover estimated claims including claims incurred but not yet reported.

Note 10	Major Customers

The Company has three customers that exceed 10% of sales. They are as follows:

	2005	2004
Customer A	11%	8%
Customer B	8%	14%
Customer C	7%	13%

18

CityForest Corporation

Notes to Financial Statements

Note 11	EBITDA Calculation

The Company’s earnings before interest, taxes, depreciation, and amortization is as follows:

	2005	2004

Income before extraordinary item	$4,771,003	$459,874
Plus: Interest expense	3,424,009	3,769,982
Depreciation and loss on property, plant, and equipment disposals	2,966,471	3,080,353
Amortization	190,904	242,650
Restructuring costs	195,636	51,273

Less: Interest income	(156,136)	(40,982)

EBITDA	$11,391,887	$7,563,150

Note 12	Commitments and Contingencies

Employment Contracts

The Company entered into employment agreements with three key officers of the Company April 29, 2005 to replace prior employee contracts that expired November 15, 2004. The new employee agreements are terminable at will by the employer or employee at any time. Upon a termination of the employee without cause, a resignation of an employee within six months of a Change in Control, or a resignation of employee for Good Reason the employer will provide the employee with a severance package that includes one year’s salary and the employee’s portion of any required COBRA for the continuation of health insurance.

Lawsuits

In the ordinary course of conducting business, the Company occasionally becomes involved in legal proceedings relating to contracts, environmental issues, or other matters. While any proceeding or litigation asserted against the Company has an element of uncertainty, management of the Company believes that the outcome of any pending or threatened actions will not have a material adverse effect on the business or financial condition of the Company.

19

CityForest Corporation

Notes to Financial Statements

Note 13	Extraordinary Item

In 2004, the Company finalized a settlement agreement with Enron North America Corporation and Enron Power Marketing, Inc. (Enron) in US Bankruptcy Court regarding their Senior and Junior Subordinated Loans, accrued interest and fees due Enron. The Company retired debt, accrued interest, and fees in the amount of $38.9 million due Enron with a payment of $6.25 million to Enron derived from new borrowing. The Company also wrote-off $1.1 million of debt issuance costs associated with the Enron loans and incurred approximately $1.2 million in restructuring costs resulting in an extraordinary gain of $30.1 million.

Note 14	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Company benefited in 2005 from healthy external market conditions and the Company’s internal performance. The economy and the parent roll tissue market strengthened in 2004 and this continued strong throughout 2005. This allowed the Company to continue to migrate to higher valued commodity products and specialty products and to implement two price increases in 2005. The price increases were partially offset by the significant increase in the cost of natural gas. In addition to passing some of these higher costs through to the customers, natural gas purchasing strategies reduced the impact of the rising costs of gas.

The Company also completed the second phase of debt restructuring in June 2005 by replacing Union Bank of California with Associated Bank as its senior lender thus reducing related interest expense and fees.

The Company’s focus on cost management along with production improvements further enhanced the Company’s financial performance resulting in record high income and EBITDA.

Note 15	Reclassification

Certain reclassifications have been made to the 2004 financial statements to conform to the 2005 classifications.

20

CityForest Corporation Ladysmith, Wisconsin Financial Statements Years Ended December 31, 2004 and 2003

CityForest Corporation

Financial Statements

Years Ended December 31, 2004 and 2003

CityForest Corporation

Balance Sheets

December 31, 2004 and 2003

Assets	2004	2003

Current assets:
Cash	$2,996,469	$3,878,659
Accounts receivable - Less allowance for doubtful accounts of $60,000 in 2004 and in 2003	4,441,980	4,215,836
Inventories	1,369,277	1,286,987
Prepaid expenses	1,086,121	1,053,555
Prepaid interest	95,162	80,574

Total current assets	9,989,009	10,515,611

Property, plant, and equipment	39,254,498	41,666,332

Other assets:
Restricted cash	2,253,728	3,254,515
Bond issuance costs - Net	1,619,216	2,935,427

Total other assets	3,872,944	6,189,942

TOTAL ASSETS	$53,116,451	$58,371,885

Liabilities and Stockholders’ Equity (Deficit)	2004	2003

Current liabilities:
Current maturities - Long term debt	$1,150,000	$13,261,955
Notes payable	0	2,380,144
Accounts payable	2,372,228	2,241,624
Accrued interest	753,890	733,418
Accrued expenses	975,702	776,098
Restricted cash - Debt restructuring reserve	0	1,288,859

Total current liabilities	5,251,820	20,682,098

Long-term liabilities:
Long-term debt	26,308,408	46,971,000
Accrued employee benefits	271,664	0

Total long-term liabilities	26,580,072	46,971,000

Stockholders’ equity (deficit):
Common stock	19,392	19,392
Additional paid-in capital	426,397	426,397
Retained earnings (deficit)	20,838,770	(9,727,002)

Total stockholders’ equity (deficit)	21,284,559	(9,281,213)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$53,116,451	$58,371,885

See accompanying notes to financial statements.	2

CityForest Corporation

Statements of Operations

Year Ended December 31, 2004 and 2003

	2004	2003

Sales	$40,488,307	$36,702,119
Cost of sales	31,011,265	29,425,763

Gross profit on sales	9,477,042	7,276,356

Operating expenses:
Selling, administrative, and general	2,594,124	2,237,790
Depredation expense	2,653,062	2,704,193

Total operating expenses	5,247,186	4,941,983

Operating income	4,229,856	2,334,373
Interest expense	3,769,982	4,001,148

Income (loss) before extraordinary item	459,874	(1,666,775)
Extraordinary item - Gem on restructuring of troubled debt - Net	30,105,898	0

Net income (loss)	$30,565,772	$(1,666,775)

See accompanying notes to financial statements.	3

CityForest Corporation

Statements of Stockholders’ Equity (Deficit)

Year Ended December 31, 2004 and 2003

	Common Stock $.01 Par Value Authorized 10,000,000		Additional Paid-in Capital	Retained Earnings (Deficit)	Total Stockholders’ Equity (Deficit)
	Issued Shares	Amount

Balance - December 31, 2002	1,939,223	$19,392	$426,397	$(8,060,227)	$(7,614,438)

Stock issued	0	0	0	0	0
Stock repurchased	0	0	0	0	0
Net loss	0	0	0	(1,666,775)	(1,666,775)

Balance - December 31, 2003	1,939,223	19,392	426,397	(9,727,002)	(9,281,213)

Stock issued	0	0	0	0	0
Stock repurchased	0	0	0	0	0
Net income	0	0	0	30,565,772	30,565,772

Balance - December 31, 2004	1,939,223	$19,392	$426,397	$20,838,770	$21,284,559

See accompanying notes to financial statements.	4

CityForest Corporation

Statements of Cash Flows

Year Ended December 31, 2004 and 2003

	2004	2003
Increase (decrease) in cash:
Cash flows from operating activities:
Net income (loss)	$30,565,772	$(1,666,775)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Extraordinary item, gross	(32,405,325)	0
Provision for bond issuance costs	1,073,561	0
Provision for depreciation	2,653,062	2,704,193
Provision for amortization	242,650	346,879
Provision for deferred interest payments	1,641,371	2,184,641
Provision for success fee	77,000	0
Provision for amortization of discount	62,407	0
Provision for losses on accounts receivable	72,622	0
Loss on property, plant and equipment disposals	427,291	117,152
Changes in operating assets and liabilities:
Accounts receivable	(298,766)	298,809
Inventories	(82,290)	25,217
Prepaid expenses	(32,566)	(250,118)
Prepaid interest	(14,588)	3,703
Accounts payable	130,604	(779,207)
Accrued interest	20,472	(121,539)
Accrued expenses	471,268	(53,200)

Total adjustments	(25,961,227)	4,476,530

Net cash provided by operating activities	4,604,545	2,809,755

Cash flows from investing activities:
Proceeds from property, plant, and equipment disposals	0	2,000
Capital expenditures	(668,519)	(644,508)
Restricted cash	1,000,787	(371,523)

Net cash provided by (used in) investing activities	332,268	(1,014,031)

5

CityForest Corporation

Statements of Cash Flows (Continued)

Year Ended December 31, 2004 and 2003

	2004	2003
Increase (decrease) in cash (continued):
Cash flows from financing activities:
Net decrease in short-term debt	$(2,380,144)	$(523,229)
Repayment of long-term debt	(2,150,000)	(1,150,000)
Repayment of seller financed debt	0	(98,000)
Debt restructuring reserve	(1,288,859)	308,859

Net cash used in financing activities	(5,819,003)	(1,462,370)

Net increase (decrease) hi cash	(882,190)	333,354
Cash at beginning	3,878,659	3,545,305

Cash at end	$2,996,469	$3,878,659

Supplemental cash flow information:
Cash paid during the year for:
Interest	$2,122,729	$1,938,046

Noncash investing and financing activities:

During 2004, the Company retired debt, accrued interest and fees of $38.9 million with a payment of $6.25 million resulting in a $32.4 million noncash debt forgiveness.

During 2003, a capital lease obligation of $31,488 was incurred when the Company entered into a lease for new equipment.

During 2003, a seller financed obligation of $98,000 was incurred when the Company entered into an agreement for new equipment.

See accompanying notes to financial statements.	6

CityForest Corporation

Notes to Financial Statements

Note 1	Summary of Significant Accounting Policies

Principal Business Activity

CityForest Corporation (the “Company”) was formed on November 8,1991. The primary operations of the Company commenced on August 27, 1993, through the acquisition of certain assets of Pope & Talbot Wisconsin, Inc. (“Pope & Talbot”). The Company is primarily engaged in producing parent rolls of tissue paper from recycled paper for customers throughout the United States.

Use of Estimates in Preparation of Financial Statements

The preparation of the accompanying financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Changes in the valuation allowance have not been material to the financial statements.

Inventories

Inventories are valued at the lower of cost or market with cost determined on a weighted average basis, which approximates first-in, first-out (FIFO) basis.

7

CityForest Corporation

Notes to Financial Statements

Note1	Summary of Significant Accounting Policies (Continued)

Property, Plant, Equipment, and Depreciation

Property, plant, and equipment are valued at cost and include equipment under leases which have been capitalized. Maintenance and repair costs are charged to expense as incurred. Gains and losses on disposition of property, plant, and equipment are reflected in income. Depreciation and amortization of property, plant, and equipment are provided for financial reporting purposes using principally straight-line methods over the estimated useful lives of the assets or terms of the lease, which are as follows:

Building	20-40 years
Equipment	5-20 years
Furniture and fixtures	5-10 years
Computer software	3 years

The Company has included all depreciation expense in operating expenses.

Debt Issuance Costs

Debt issuance costs associated with the bond and various notes payable are being amortized over the terms of the related debt on the straight-line method.

Sales Recognition

The Company has entered into agreements with two customers to provide tissue for them in which the customer supplies the fiber. Since the Company has general inventory risk and changes the nature of the fiber into useable tissue, it records the sales and costs of sales related to these agreements as if they had purchased the fiber and resold it as part of the selling price (gross) rather than at the actual cost and billing (net). Management believes this more accurately represents the production of the Company. Accordingly, the financial statements include sales and cost of sales under this method of revenue recognition of approximately $3.2 million in 2003. There were no sales to these customers in 2004.

Stock Compensation Plan

Generally accepted accounting principles encourage all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, they also allow an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting whereby compensation cost is the excess, if any, of the fair value of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock.

8

CityForest Corporation

Notes to Financial Statements

Note 1	Summary of Significant Accounting Policies (Continued)

Stock Compensation (Continued)

The Company has elected to adopt the Intrinsic value based method. Stock options issued under the Company’s stock option plan have no intrinsic value at the grant date, and no compensation cost is recognized for them. Had compensation cost been determined on the basis of fair value, net income would have changed for the year ended December 31, 2004 as follows:

Net income, as reported	$30,565,772
Total stock-based compensation expense determined under the fair value based method	(158,037)

Pro forma net income	$30,407,735

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and comparable state regulations. Under these provisions, the Company does not pay federal or state corporate income taxes on its taxable income (nor is it allowed a net operating loss carryback or carryover as a deduction). Instead, the stockholders report on their personal income tax returns, their proportionate share of the Company’s taxable income or loss and tax credits. The Company’s policy is to generally fund income tax liabilities to the shareholders at the highest effective federal and state tax rate.

Note 2	Inventories

Inventories consist of the following:

	2004	2003
Raw materials	$956,691	$696,776
Finished goods	412,586	590,211

Totals	$1,369,277	$1,286,987

9

CityForest Corporation

Notes to Financial Statements

Note 3	Property, Plant, and Equipment

Property, plant, and equipment consists of the following:

	2004	2003

Lend and Improvements	$1,138,164	$1,138,164
Buildings	10,193,717	10,180,721
Equipment	44,465,458	44,234,713
Furniture, fixtures, and office equipment	459,469	696,268

Totals	56,256,808	56,249,866
Less - Accumulated depreciation	17,093,995	14,622,414

Net depreciated value	39,162,813	41,627,452
Construction in progress	91,685	38,880

Total property, plant, and equipment	$39,254,498	$41,666,332

Note 4	Restricted Cash

Restricted cash consists of the following:

	2004	2003

Debt agreement reserve	$2,253,728	$1,965,656
Debt restructuring reserve	0	1,288,859

	$2,253,728	$3,254,515

The debt agreement reserve relates to funds required to be maintained in escrow in accordance with current debt agreements. The debt restructuring reserve related to funds received from potential creditors in anticipation of debt restructuring.

Note 5	Note Payable

At December 31, 2004, the Company had a $3,500,000 revolving loan with Union Bank of California, secured by accounts receivable, inventory, and equipment. At December 31, 2004, there were no amounts outstanding against the revolving loan, which carries an interest rate on borrowings of reference rate plus 3.0%, currently 8.25%. There was no additional default rate, as in 2003, because the subordinated debt payment default was cured June 11, 2004.

10

CityForest Corporation

Notes to Financial Statements

Note 5	Note Payable (Continued)

At December 31, 2003, the Company had a $3,500,000 revolving loan with Union Bank of California, secured by accounts receivable, inventory, and equipment. At December 31, 2003, $2,380,144 was outstanding against the revolving loan, which carried an interest rate on borrowings of reference rate plus 3.625%, currently 7.625%. An additional 2.5% is included in the rate as a result of the subordinated debt default.

Note 6	Long-Term Debt

Long-term debt consists of the following:

	2004	2003
Variable rate City of Ladysmith Industrial Revenue Bonds, which require semiannual principal payments of $575,000 due March and September and interest which is due monthly. The Company also pays fees to Union Bank of California for bond servicing and a bank letter of credit related to the bonds which it includes in net interest expense. The variable interest rate for the week which includes December 31, 2004 was 2.19%. The bonds have a final maturity date of March 1, 2028, and are collateralized by substantially all assets of the Company.	$21,325,000	$22,975,000

Variable rate $20,000,000 Senior Subordinated Loan Agreement with Enron Capital and Trade Resources Corp. interest is at the London Interbank Offered Rate (LIBOR) plus 3.25%. The rate for December 2003 was 4.46%. Semiannual payments are due March and September each year, and are amortized using an increasing percentage of principal. The final payment is due on March 1, 2010. No principal payments were made in 2004 or 2003. See Note 13.	0	19,610,000

11

CityForest Corporation

Notes to Financial Statements

Note 6	Long-Term Debt (Continued)

	2004	2003

Interest due on the Senior Subordinated Loan. The amount of interest not paid has been deferred. See Note 13.	$0	$3,971,128

Fixed rate $10,000,000 Junior Subordinated Loan Agreement with Enron Capital and Trade Resources Corp. Semiannual principal payments of $1,000,000 start in September 2005. Interest is payable at 12.0882% semiannually. The final payment is due on March 1, 2010. See Note 13.	0	10,000,000

Interest due on the Junior Subordinated Loan. The amount of interest not paid has been deferred. See Note 13.	0	3,676,827

Secured Subordinated Convertible Note A with the State of Wisconsin Investment Board bearing interest at 28.7%. The note is due in two payments, one in the amount of $500,000, which was due and paid at closing, and the balance due June 11, 2009. Interest is payable twice annually in March and September.	4,645,000	0

Discount on Note A, original discount amount $145,000.	(128,889)	0

Secured Subordinated Convertible Note B with the Statement of Wisconsin Investment Board bearing interest at 20.0%. The note is due in one payment on June 11, 2009. Interest is payable twice annually in March and September.	1,666,667	0

Discount on Note B, original discount amount $416,667.	(370,370)	0

12

CityForest Corporation

Notes to Financial Statements

Note 6	Long-Term Debt (Continued)

	2004	2003

Subordinated Convertible Notes A and B Success Fee. At the maturity date or payment of the Subordinated Notes A and B, the Company will pay the note holders a fee equal to the lesser of $2.5 million or 10% of the Company’s Residual Value as defined in the loan agreement. The Company is accruing the present value of the success fee based on the Residual Value calculation.	$(178,259)	$0

Totals	26,959,149	60,232,955
Less - Current maturities	1,150,000	13,261,955

Total long-term debt	$25,809,149	$46,971,000

The bonds, notes, and loans are subject to a Collateral Agency Agreement and Senior Subordinated Loan Agreement which among other things provide for certain restrictive covenants, including limitations on additional borrowing and payment of dividends.

Required payments of principal on long-term debt for the five years subsequent to December 31, 2004, including current maturities are as follows:

2005	$1,150,000
2006	1,150,000
2007	1,150,000
2008	1,150,000
2009	7,461,667

Note 7	Employee Benefit Plans

The Company sponsors a 401(k) retirement savings plan which covers substantially all full-time employees. Employees eligible for the plan may contribute on a pretax basis subject to annual contribution limitations established by the Internal Revenue Code. The Company makes an annual contribution to the savings plan of 3% of each participant’s qualified salary for all employees contributing a minimum of 1%. Costs and expenses related to the retirement plan were $118,860 and $103,203 for the years ended December 31, 2004 and 2003, respectively.

13

CityForest Corporation

Notes to Financial Statements

Note 7	Employee Benefit Plans (Continued)

The Company also sponsors an Employee Share Incentive Plan (the “Plan”) covering substantially all non-officer full-time employees. Under the provisions of the Plan, eligible employees are allocated share units annually. The share units are valued as of December 31 of each year ending subsequent to the allocation date. The share unit value is determined by the Company’s Board of Directors. The eligible employees are entitled to the appreciation in the share units’ value subsequent to the allocation date. The appreciation in share units becomes fully vested and payable four years from the date of allocation.

At December 31, 2004 and 2003, there were 188,821 and 173,909, respectively, share units outstanding under the Plan. The financial statements at December 31, 2004, include an accrual of approximately $423,000 under the terms of the plan.

Note 8	Stock Options and Warrants

During 1992, the Company adopted the 1992 Stock Option Plan (the “Plan”) and reserved 800,000 shares of Company common stock for issuance to directors, officers, and employees upon exercise of options. Options granted under the Plan are at the discretion of the Company’s Board of Directors and are incentive options intended to qualify for favorable tax treatment. Options may be granted until February 7, 2002, the expiration date of the plan. Options to purchase shares of the Company’s common stock are granted at a price not less than the market price of the stock at the date of grant.

During 2003, the Company also adopted the 2003 Stock Option Plan (the “Plan”) and reserved 500,000 shares of Company common stock for issuance to directors, officers, and employees upon exercise of options. Options granted under this Plan are also at the discretion of the Company’s Board of Directors and are incentive options intended to qualify for favorable tax treatment. Options may be granted until July 24, 2013, the expiration date of the plan. Options to purchase shares of the Company’s common stock are granted at a price not less than the market price of the stock at the date of grant.

The options under both plans generally vest over a four-year period following the grant date. The options expire if not exercised within seven years from the date of grant.

14

CityForest Corporation

Notes to Financial Statements

Note 8	Stock Options and Warrants (Continued)

Following is a summary of stock option transactions for the years ended December 31, 2003 and December 31, 2004:

	Number of Options	Price Range

Outstanding at December 31, 2002	117,000	$1.88 - $6.50

Granted	58,000	$1.00 - $4.00
Exercised	0
Expired	(7,500)

Outstanding at December 31, 2003	167,500	$1.00 - $6.50

Granted	0
Exercised	0
Expired	(20,000)

Outstanding at December 31, 2004	147,500	$1.00 - $6.50

Exercisable at end of year	113,500	$1.00 - $6.50

Available for grant	442,000

The weighted average fair value of each option granted was estimated on the grant date to be $1.18 using the minimum value method as allowed for nonpublic companies. The minimum value of the Company’s stock options is determined by a present value calculation. The current price of the stock is reduced by the expected dividends on the stock, if any, during the option’s term minus the present value of the exercise price. The present value calculated used a risk-free rate of return of 4.24% for the seven-year period.

Warrants

On April 27, 2004, the Company’s Board of Directors authorized the issuance of warrants for the purchase of 62,500 shares of common stock at $1.00 per share to be executed simultaneously with the restructuring close. None of the warrants were exercised in 2004. The warrants are exercisable through June 11, 2014.

15

CityForest Corporation

Notes to Financial Statements

Note 9	Self-Funded Insurance

The Company sponsors a self-funded health care plan which provides medical benefits to employees and their dependents. This health care cost is expensed as incurred and is based upon actual claims paid, reinsurance premiums, administration fees, and unpaid claims at year-end. The Company buys stop-loss insurance to cover catastrophic individual claims in excess of $25,000 during the plan year ended September 30, 2004, and $30,000 during the plan year ending September 30, 2005.

The Company’s costs related to the Plan for 2004 and 2003 were approximately $759,000 and $510,000, respectively. A liability of approximately $60,500 has been recorded to cover estimated claims, including claims incurred but not yet reported at December 31, 2004 and 2003.

Note 10	Sales to Major Customers

Sales to customers that exceed 10% of sales are as follows:

	2004	2003

Customer A	14%	12%
Customer B	13%	18%

Note 11	EBITDA Calculation

The Company’s earnings before interest, taxes, depreciation, and amortization is as follows:

	2004	2003

Income (loss) before extraordinary item	$459,874	$(1,666,775)
Plus: Interest expense	3,769,982	4,001,148
Depreciation and loss on property, plant, and equipment disposals	3,080,353	2,821,345
Amortization	242,650	346,879
Restructuring costs	51,273	651,931

Less: Interest income	(40,982)	(37,141)

EBITDA	$7,563,150	$6,117,387

16

CityForest Corporation

Notes to Financial Statements

Note 12	Commitments and Contingencies

Employment Contracts

The Company had employment contracts with three key officers of the Company. The agreements continued until November 2004 unless terminated by the Executive or the Company, and provided for severance payments under certain circumstances. The agreements provided the Executives with certain additional rights after a Change of Control (as defined in the agreement), which included up to a maximum of 24 months of the executives base salary.

Lawsuits

In the ordinary course of conducting business, the Company occasionally becomes involved in legal proceedings relating to contracts, environmental issues, or other matters. While any proceeding or litigation asserted against the Company has an element of uncertainty, management of the Company believes that the outcome of any pending or threatened actions will not have a material adverse effect on the business or financial condition of the Company.

Note 13	Extraordinary Item

In 2004 the Company finalized a settlement agreement with Enron North America Corporation and Enron Power Marketing, Inc. (Enron) in US Bankruptcy Court regarding their Senior and Junior Subordinated Loans, accrued interest and fees due Enron. The Company retired debt, accrued interest, and fees in the amount of $38.9 million due Enron with a payment of $6.25 million to Enron derived from new borrowing. The Company also wrote-off $1.1 million of debt issuance costs associated with the Enron loans and incurred approximately $1.2 million in restructuring costs resulting in an extraordinary gain of $30.1 million.

As a result of a significant portion of the gain not being subject to income tax, no tax distributions are expected to be made to the shareholders.

17

CityForest Corporation

Notes to Financial Statements

Note 14	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Company benefited in 2004 from improvements in both external market conditions and internal operations. The economy and the parent roll tissue market strengthened significantly early in 2004. The Company responded by implementing two price increases and by migrating a significant portion of its volume to higher value commodity and specialty products. Such products have better margins and less generic product specifications. The continued strength in the North American economy combined with the limited amount of new conventional dry crepe tissue capacity bodes well for the parent roll tissue market in 2005. Prices for natural gas, the Company’s primary source of energy, were high in 2004 and this trend is expected to continue in 2005. However, the Company’s cost management effort resulted in significant cost reductions for fiber, chemicals, and maintenance. The cost reductions offset the high energy costs and contributed to a strong income and EBITDA performance.

The Company was successful in replacing Enron as its subordinated lender with the State of Wisconsin Investment Board (SWIB) on June 11, 2004, with significantly lower subordinated debt amount. The related discount dramatically improved the debt to equity relationship resulting in a much Improved leveraged position.

The above achievements have substantially improved the Company’s position for future operating successes.

Note 15	Reclassifications

Certain reclassifications have been made to the 2003 financial statements to conform to the 2004 classifications

18

CityForest Corporation Ladysmith, Wisconsin Financial Statements Years Ended December 31, 2003 and 2002

CityForest Corporation

Financial Statements

Years Ended December 31, 2003 and 2002

CityForest Corporation

Balance Sheets

December 31, 2003 and 2002

Assets	2003	2002

Current assets:
Cash	$3,878,659	$3,545,305
Accounts receivable - Less allowance for doubtful accounts of $60,000 in 2003 and in 2002	4,215,836	4,514,645
Inventories	1,286,987	1,312,204
Prepaid expenses	1,053,555	803,437
Prepaid interest	80,574	84,277

Total current assets	10,515,611	10,259,868

Property, plant, and equipment	41,666,332	43,715,681

Other assets:
Restricted cash	3,254,515	2,882,992
Bond issuance costs - Net	2,935,427	3,282,306

Total other assets	6,189,942	6,165,298

TOTAL ASSETS	$58,371,885	$60,140,847

Liabilities and Stockholders’ Deficit	2003	2002

Current liabilities:
Current maturities:
Long-term debt	$13,261,955	$9,819,314
Obligations under capital leases	11,122	10,128
Notes payable	2,380,144	2,903,373
Accounts payable	2,229,526	2,377,670
Accounts payable - Project	0	589,447
Accrued interest	733,418	854,957
Accrued expenses	776,098	829,298
Restricted cash - Debt restructuring reserve	1,288,859	980,000

Total current liabilities	20,681,122	18,364,187

Long-term liabilities:
Long-term debt	46,971,000	49,379,000
Obligations under capital leases	976	12,098

Total long-term liabilities	46,971,976	49,391,098

Stockholders’ deficit:
Common stock	19,392	19,392
Additional paid-in capital	426,397	426,397
Accumulated deficit	(9,727,002)	(8,060,227)

Total stockholders’ deficit	(9,281,213)	(7,614,438)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$58,371,885	$60,140,847

See accompanying notes to financial statements.	2

CityForest Corporation

Statements of Operations

Years Ended December 31, 2003 and 2002

	2003	2002

Sales	$36,702,119	$39,629,061
Cost of sales	29,425,763	29,954,432

Gross profit on sales	7,276,356	9,674,629

Operating expenses:
Selling, administrative, and general	2,237,790	2,313,528
Depreciation expense	2,704,193	2,730,966

Total operating expenses	4,941,983	5,044,494

Operating income	2,334,373	4,630,135
Interest expense	4,001,148	4,297,312

Net income (loss)	$(1,666,775)	$332,823

See accompanying notes to financial statements.	3

CityForest Corporation

Statements of Stockholders’ Deficit

Years Ended December 31, 2003 and 2002

	Common Stock $.01 Par Value Authorized 10,000,000		Additional		Total
	Issued Shares	Amount	Paid-In Capital	Accumulated Deficit	Stockholders’ Deficit

Balance - December 31, 2001	1,915,223	$19,152	$421,597	$(8,393,050)	$(7,952,301)

Stock issued	24,000	240	4,800	0	5,040
Stock repurchased	0	0	0	0	0
Net income	0	0	0	332,823	332,823

Balance - December 31, 2002	1,939,223	19,392	426,397	(8,060,227)	(7,614,438)

Stock issued	0	0	0	0	0
Stock repurchased	0	0	0	0	0
Net loss	0	0	0	(1,666,775)	(1,666,775)

Balance - December 31, 2003	1,939,223	$19,392	$426,397	$(9,727,002)	$(9,281,213)

See accompanying notes to financial statements.	4

CityForest Corporation

Statements of Cash Flows

Years Ended December 31, 2003 and 2002

	2003	2002

Increase (decrease) in cash:
Cash flows from operating activities:
Net income (loss)	$(1,666,775)	$332,823

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for depreciation	2,704,193	2,730,966
Provision for amortization	346,879	346,880
Provision for deferred interest payments	2,184,641	2,421,367
Provision for losses on accounts receivable	0	257,615
Loss on property, plant, and equipment disposals	117,152	0
Changes in operating assets and liabilities:
Accounts receivable	298,809	(463,588)
Inventories	25,217	622,880
Prepaid expenses	(250,118)	(209,099)
Prepaid interest	3,703	3,923
Accounts payable	(737,591)	(1,361,924)
Accrued expenses	(174,739)	(72,555)

Total adjustments	4,518,146	4,276,465

Net cash provided by operating activities	2,851,371	4,609,288

Cash flows from investing activities:
Proceeds from property, plant, and equipment disposals	2,000	0
Capital expenditures	(644,508)	(381,847)
Restricted cash	(371,523)	(968,079)

Net cash used in investing activities	(1,014,031)	(1,349,926)

5

CityForest Corporation

Statements of Cash Flows (Continued)

Years Ended December 31, 2003 and 2002

	2003	2002

Increase (decrease) in cash (continued):
Cash flows from financing activities:
Net decrease in short-term debt	$(523,229)	$(74,936)
Repayment of long-term debt	(1,150,000)	(1,150,000)
Repayment of capital lease obligations	(41,616)	(60,553)
Repayment of seller financed debt	(98,000)	0
Proceeds from debt restructuring reserves	308,859	980,000
Issuance of common stock	0	5,040

Net cash used in financing activities	(1,503,986)	(300,449)

Net increase in cash	333,354	2,958,913
Cash at beginning	3,545,305	586,392

Cash at end	$3,878,659	$3,545,305

Supplemental cash flow information:
Cash paid during the year for:
Interest	$1,938,046	$1,992,595

Noncash investing and financing activities:

During 2003, a capital lease obligation of $31,488 was incurred when the Company entered into a lease for new equipment.

During 2003, a seller financed obligation of $98,000 was incurred when the Company entered into an agreement for new equipment.

During 2002, the Company had included in property, plant, and equipment and accounts payable $589,447 which represents the amount owed for plant expansion.

See accompanying notes to financial statements.	6

CityForest Corporation

Notes to Financial Statements

Note 1	Summary of Significant Accounting Policies

Principal Business Activity

CityForest Corporation (the “Company”) was formed on November 8, 1991. The primary operations of the Company commenced on August 27, 1993, through the acquisition of certain assets of Pope & Talbot Wisconsin, Inc. (“Pope & Talbot”). The Company is primarily engaged in producing parent rolls of tissue paper from recycled paper for customers throughout the United States.

Use of Estimates in Preparation of Financial Statements

The preparation of the accompanying financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Changes in the valuation allowance have not been material to the financial statements.

Inventories

Inventories are valued at the lower of cost or market with cost determined on a weighted average basis, which approximates first-in, first-out (FIFO) basis.

7

CityForest Corporation

Notes to Financial Statements

Note 1	Summary of Significant Accounting Policies (Continued)

Property, Plant, Equipment, and Depreciation

Property, plant, and equipment are valued at cost and include equipment under leases which have been capitalized. Maintenance and repair costs are charged to expense as incurred. Gains and losses on disposition of property, plant, and equipment are reflected in income. Depreciation and amortization of property, plant, and equipment are provided for financial reporting purposes using principally straight-line methods over the estimated useful lives of the assets or terms of the lease, which are as follows:

Building	20-40 years
Equipment	5-20 years
Furniture and fixtures	5-10 years
Computer software	3 years

Bond Issuance Costs

Bond issuance costs associated with the various debt issues are being amortized over the terms of the related debt on the straight-line method.

Sales Recognition

The Company has entered into agreements with two customers to provide tissue for them in which the customer supplies the fiber. Since the Company has general inventory risk and changes the nature of the fiber into useable tissue, it records the sales and costs of sales related to these agreements as if they had purchased the fiber and resold it as part of the selling price (gross) rather than at the actual cost and billing (net). Management believes this more accurately represents the production of the Company. Accordingly, the financial statements include sales and cost of sales under this method of revenue recognition of approximately $3.2 million in 2003 and $2.9 million in 2002.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter 5 of the Internal Revenue Code and comparable state regulations. Under these provisions, the Company does not pay federal or state corporate income taxes on its taxable income (nor is it allowed a net operating loss carryback or carryover as a deduction). Instead, the stockholders report on their personal income tax, returns, their proportionate share of the Company’s taxable income or loss and tax credits. The Company’s policy is to generally fund income tax liabilities to the shareholders at the highest effective federal and state tax rate.

8

CityForest Corporation

Notes to Financial Statements

Note 2	Inventories

Inventories consist of the following:

	2003	2002

Raw materials	$696,776	$674,320
Finished goods	590,211	637,884

Totals	$1,286,987	$1,312,204

Note 3	Property, Plant, and Equipment

Property, plant, and equipment consists of the following:

	2003	2002

Land and improvements	$1,138,164	$1,128,826
Buildings	10,180,721	10,006,745
Equipment	44,234,713	43,733,781
Furniture, fixtures, and office equipment	696,268	694,063

Totals	56,249,866	55,563,415
Less - Accumulated depreciation	14,622,414	11,959,412

Net depreciated value	41,627,452	43,604,003
Construction in progress	38,880	111,678

Total property, plant, and equipment	$41,666,332	$43,715,681

9

CityForest Corporation

Notes to Financial Statements

Note 4	Restricted Cash

Restricted cash consists of the following:

	2003	2002

Debt agreement reserves	$1,965,656	$1,902,992
Debt restructuring reserves	1,288,859	980,000

	$3,254,515	$2,882,992

The debt agreement reserves relate to funds required to be maintained in escrow in accordance with current debt agreements. The debt restructuring reserves relate to funds received from potential creditors in anticipation of debt restructuring.

Note 5	Note Payable

At December 31, 2003, the Company has a $3,500,000 revolving loan with Union Bank of California, secured by accounts receivable, inventory, and equipment. At December 31, 2003, $2,380,144 was outstanding against the revolving loan, which carries an interest rate on borrowings of reference rate plus 3.625%, currently 7.625%. An additional 2.5% is included in the rate as a result of the subordinated debt default.

At December 31, 2002, $2,903,373 was outstanding against the revolving loan, which carried an interest rate on borrowings of reference rate plus 3.625%, which was 7.875%. An additional 2.5% is included in the rate as a result of the subordinated debt default.

10

CityForest Corporation

Notes to Financial Statements

Note 6	Long-Term Debt

Long-term debt consists of the following:

	2003	2002

Variable rate City of Ladysmith Industrial Revenue Bonds, which require semiannual principal payments of $575,000 due March and September and interest which is due monthly. The Company also pays fees to Union Bank of California for bond servicing and a bank letter of credit related to the bonds which it includes in net interest expense. The variable interest rate for the week which includes December 31, 2003 was 1.5%. The bonds have a final maturity date of March 1, 2028, and are collateralized by substantially all assets of the Company.	$22,975,000	$24,125,000

Variable rate $20,000,000 Senior Subordinated Loan Agreement with Enron Capital and Trade Resources Corp. Interest is at the London Interbank Offered Rate (LIBOR) plus 3.25%. The rate for December 2003 was 4.46%. Semiannual payments are due March and September each year, and are amortized using an increasing percentage of principal. The final payment is due on March 1, 2010. No principal payments were made in 2003 or 2002, and these amounts have been deferred. See Note 14.	19,610,000	19,610,000

Interest due on the Senior Subordinated Loan not paid. The amount of interest not paid has been deferred. See Note 14.	3,971,128	3,012,096

11

CityForest Corporation

Notes to Financial Statements

Note 6	Long-Term Debt (Continued)

	2003	2002

Fixed rate $10,000,000 Junior Subordinated Loan Agreement with Enron Capital and Trade Resources Corp. Semiannual principal payments of $1,000,000 start in September 2005. Interest is payable at 12.0882% semiannually. The final payment is due on March 1, 2010.	$10,000,000	$10,000,000

Interest due on the Junior Subordinated Loan not paid. The amount of interest not paid has been deferred. See Note 14.	3,676,827	2,451,218

Totals	60,232,955	59,198,314
Less - Current maturities	13,261,955	9,819,314

Total long-term debt	$46,971,000	$49,379,000

The bonds and loan agreements provide for certain restrictive covenants, including limitations on additional borrowing and payment of dividends.

Required payments of principal on long-term debt for the five years subsequent to December 31, 2003, including current maturities are as follows:

2004	$13,261,955
2005	3,926,000
2006	5,258,000
2007	5,654,000
2008	6,126,000

The above maturities are based on existing long-term debt agreements for which some of the payments have been deferred and may be reduced by restructuring efforts. See Note 14.

12

CityForest Corporation

Notes to Financial Statements

Note 7	Lease Obligations

The Company leases certain equipment under various lease arrangements which have been accounted for as capital leases.

Property, plant, and equipment includes the following amounts for the equipment leases that have been capitalized:

	2003	2002

Equipment	$47,165	$47,165
Less - Accumulated amortization	18,080	13,363

Totals	$29,085	$33,802

Lease amortization is included in depreciation expense.

Future minimum lease payments required under long-term leases are as follows:

2004	$11,767
2005	981

Total	12,748
Less - Amounts representing interest	650

Present value of net minimum lease payments	12,098
Less - Current maturities	11,122

Long-term capital lease obligation	$976

13

CityForest Corporation

Notes to Financial Statements

Note 8	Employee Benefit Plans

The Company sponsors a 401(k) retirement savings plan which covers substantially all full-time employees. Employees eligible for the savings plan may contribute on a pretax basis subject to annual contribution limitations established by the Internal Revenue Code. The Company makes an annual contribution to the savings plan of 3% of each participant’s qualified salary for all employees contributing a minimum of 1%. Costs and expenses related to the retirement plan were $103,203 and $99,363 for the years ended December 31, 2003 and 2002, respectively.

The Company also sponsors an Employee Share Incentive Plan (the “Plan”) covering substantially all non-officer full-time employees. Under the provisions of the Plan, eligible employees are allocated share units annually. The share units are valued as of December 31 of each year ending subsequent to the allocation date. The share unit value is determined by the Company’s Board of Directors. The eligible employees are entitled to the appreciation in the share units’ value subsequent to the allocation date. The appreciation in share units becomes fully vested and payable four years from the date of allocation.

At December 31, 2003 and 2002, there were 173,909 and 159,769, respectively, share units outstanding under the Plan, but a liability has not been provided within the financial statements because the share unit value has depreciated since the allocation date.

Note 9	Stock Options

During 1992, the Company adopted the 1992 Stock Option Plan (the “Plan”) and reserved 800,000 shares of Company common stock for issuance to directors, officers, and employees upon exercise of options. Options granted under the Plan are incentive options intended to qualify for favorable tax treatment.

During 2003, the Company also adopted the 2003 Stock Option Plan (the “Plan”) and reserved 500,000 shares of Company common stock for issuance to directors, officers, and employees upon exercise of options. Options granted under this Plan are incentive options also intended to qualify for favorable tax treatment.

Effective January 1, 2003, the Company adopted the fair value recognition provisions of FASB Statement No. 148, Accounting for Stock Based Compensation, prospectively to all employee awards granted, modified, or settled after January 1, 2003. Prior to 2003, the Company accounted for this plan under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. No stock based employee compensation cost is reflected in 2003 or 2002 income, as all options granted had an exercise price equal to or greater than the fair market value of the underlying common stock on the date of grant.

14

CityForest Corporation

Notes to Financial Statements

Note 9	Stock Options (Continued)

Stock option activity under this plan is summarized as follows:

	Shares Under Option	Price Range

Outstanding at December 31, 2001	142,500	$0.21 - $6.50

Granted	1,500	$2.00
Exercised	(24,000)	$0.21
Expired	(3,000)

Outstanding at December 31, 2002	117,000	$1.88 - $6.50

Granted	58,000	$1.00 - $4.00
Exercised	0
Expired	(7,500)

Outstanding at December 31, 2003	167,500	$1.00 - $6.50

Options generally become exercisable cumulatively over a four-year period following the grant date. The options expire if not exercised within seven years from the date of grant. At December 31, 2003 and 2002, 167,500 and 117,000 shares, respectively, are exercisable at a price of $1.00 to $6.50.

Note 10	Self-Funded Insurance

The Company sponsors a self-funded health care plan which provides medical benefits to employees and their dependents. This health care cost is expensed as incurred and is based upon actual claims paid, reinsurance premiums, administration fees, and unpaid claims at year-end. The Company buys stop-loss insurance to cover catastrophic individual claims in excess of $20,000 during the plan year ended September 30, 2003, and $25,000 during the plan year ending September 30, 2004.

The Company’s costs related to the Plan for 2003 and 2002 were approximately $510,300 and $531,600, respectively. A liability of approximately $61,000 and $109,000 has been recorded to cover estimated claims, including claims incurred but not yet reported at December 31, 2003 and 2002, respectively.

15

CityForest Corporation

Notes to Financial Statements

Note 11	Sales to Major Customers

Sales to customers that exceed 10% of sales are as follows:

	2003	2002

Customer A	18%	17%
Customer B	12%	15%
Customer C	0%	11%

Note 12	EBITDA Calculation

The Company’s earnings before interest, taxes, depreciation, and amortization is as follows:

	2003	2002

Net income (loss)	$(1,666,775)	$332,823
Plus: Interest expense	4,001,148	4,297,312
Depreciation and loss on property, plant, and equipment disposals	2,821,345	2,730,966
Amortization	346,879	346,880
Restructuring costs	651,931	496,176

Less: Interest income	(37,141)	(50,000)

EBITDA	$6,117,387	$8,154,157

Note 13	Commitments and Contingencies

Employment Contracts

The Company has employment contracts with three key officers of the Company. The agreements continue until November 2004 unless terminated by the Executive or the Company, and provide for severance payments under certain circumstances. The agreements provide the Executives with certain additional rights after a Change of Control (as defined in the agreement), which include up to a maximum of 24 months of the executives base salary.

16

CityForest Corporation

Notes to Financial Statements

Note 13	Commitments and Contingencies (Continued)

Lawsuits

In the ordinary course of conducting business, the Company occasionally becomes involved in legal proceedings relating to contracts, environmental issues, or other matters. While any proceeding or litigation asserted against the Company has an element of uncertainty, management of the Company believes that the outcome of any pending or threatened actions will not have a material adverse effect on the business or financial condition of the Company.

The Company was party to an arbitration proceeding with one of it’s suppliers of their production equipment. The Company asserted production end design flaws by the manufacturer of the equipment and had included disputed invoices for approximately $589,000 in accounts payable as of December 31, 2002. During 2003, the decision of the arbitrator was to settle for less than the disputed amount and the parties agreed that approximately $248,000 would be paid, another $49,600 was paid for legal and arbitration fees and the remaining approximately $291,400 was recorded as miscellaneous income to offset prior expenses required to identify the machine issues and bring it to the appropriate level of production capacity. These prior expenses include professional services to consultants, in-house direct labor, and premature replacement of felts, wires, and machine parts.

Contingency

As described in Note 6 and Note 14, from 2001 through 2003 the Company defaulted on payment of principal and interest on the Senior Subordinated Loan Agreement with Enron Capital and Trade Resources Corp. and on the payment of interest on the Junior Subordinated Loan Agreement with Enron Capital and Trade Resources Corp. As outlined in these loan agreements, Enron had the right to charge additional default interest. During the company’s financing restructuring negotiations, Enron agreed to not charge any default fees, but because Enron filed for bankruptcy protection, this agreement was never formally signed. Enron recently accepted CityForest’s proposal to pay off all Senior and Junior Subordinated Debt at a discount. In return for the proposed payment, Enron will waive all default fees. The bankruptcy court must provide final approval of the proposal as final settlement of the Enron loans.

The Company also entered into an Energy Service Agreement as part of the original Senior Subordinated Loan Agreement whereas Enron would provide consultation regarding energy services as well as have the opportunity to be a supplier of natural gas and electricity. During the financing restructuring process, Enron agreed with the Company that Enron had not provided any of these services and therefore they are not payable. The CityForest proposal waiting for the final approval from the bankruptcy court includes a provision that these costs are waived. The Company’s financial statements at December 31, 2003 and 2002, do not reflect any estimates of these charges.

17

CityForest Corporation

Notes to Financial Statements

Note 14	Loan Agreement Default and Loan Agreement Restructuring

During the years ending December 31, 2001, 2002 and 2003, the Company defaulted on principal and interest payments on its Senior Subordinated Loan Agreement and on interest payments on its Junior Subordinated Loan Agreement with Enron Capital and Trade Resources Corp. As a result, the Company entered into negotiations with Enron to restructure the loan agreements. As part of these negotiations, the parties agreed in principle to waive certain fees, charges, and revise repayment and default terms. Enron representatives did not give the Company any indication the obligations were immediately due and payable but rather proposed deferral of the defaulted principal and interest payments and restructuring of future payments. Legal counsel for the Company and Enron were in the process of drafting amendment agreements until they were interrupted by Enron’s bankruptcy filing in fall 2001. The Company received notification that Enron Capital and Trade Resources Corp. has accepted the Company’s proposal of a discounted payment to satisfy all principal, interest and related obligations associated with the Senior Subordinated and Junior Subordinated Loan Agreements except for the final settlement of the Income Participation Certificate, which previously was transferred to a third party by Enron. The Company is currently waiting for final approval from both the Senior Lender and the proposed new Subordinated Lender to the Company’s proposed agreement with Enron Capital and Trade Resources Corp.

Note 15	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Company was unfavorably impacted by both external economic and internal operational events during 2003. After a brief upturn in the later part of 2002, the parent roll tissue market was affected by the weak economy experienced throughout North America. Unlike many of it’s competitors, the Company was able to sell at capacity but the product sold was primarily lower priced commodity tissue. The Company produced about 840 fewer tons than its capacity due to both equipment and utility interruptions. The equipment related downtime was the result of four supplied felts not meeting required specifications and cracks in two pressure rolls for paper machine #4. The utility interruptions were heat related electrical interruptions.

The Company also experienced higher costs of fiber, steam and chemicals. The Company resolved the higher fiber cost by changing the blends in recycled wastepaper as well as improving yield rates. The higher steam costs were due to the higher rates for natural gas during 2003. Part of the higher chemical cost was due to an effort to replace high priced purchased deinked pulp with deinked pulp made by the Company. To accomplish this, chemicals were used to increase the brightness. During the fourth quarter improved processes were developed to reduce part of the chemical costs.

18

Schedule 3.8

Legal Compliance; Illegal Payments; Permits

1.	Reference is made to the portions of the Casualty Risk Control Review prepared by B. Scott Kuhnly, Marsh Casualty Risk Consulting regarding Target and previously provided by Buyer to Target (the “Casualty Report”) captioned “General Liability Exposures” on page 1 of the Casualty Report, captioned “Other Exposures” on page 4 of the Casualty Report and captioned “Recommendations” on pages 4, 5 and 6 of the Casualty Report.

2.	Reference is made to the portions of the Property Loss Prevention Review prepared by Marc Meunier, Marsh Property Risk Consulting regarding Target and previously provided by Buyer to Target (the “Property Report”) captioned “FM Issues” on page 5 of the Property Report.

Section 3.10

Real Property

Section 3.10(a).

The following is a list and brief description of the Real Property:

The Real Property is situated in Rusk County, Wisconsin and its mailing address is 1215 East Worden Avenue, Ladysmith, WI 54848. The Real Property is legally described as follows:

PARCEL 1:

All that part of Government Lot Seven (7) that lies West of the North and South Quarter line of Section 2 and all that part of Government Lot One (1) and that part of Government Lot Two (2) which lies in the following described parcel: Commencing at an iron stake set at the Southerly margin of the Flambeau River at a point near and Westerly from the South end of the Ladysmith Dam, said point being 718 feet South, 17° West from a point on the North line of Section 2 which is 801.9 feet West from the North Quarter corner of said section; thence South 3°30’ West, 252.9 feet to an iron stake; thence South 8° East, 413.1 feet to an iron stake; thence South 81°30’ East, 890.3 feet more or less to the Flambeau River, thence Northerly and Westerly with the Southerly water line of said river to the place of beginning,

EXCEPTING from the above Government Lots 1 and 7, that part which is included in the following description: All that parcel of land in and between Government Lots 1 and 7, Section 2, that lies within the following described boundaries: Commencing at a point which is 70.19 feet South, 17°12’ West from a point of the North line of said Section 2 which is 850.67 feet South 88°19’ West from the North Quarter corner of said Section; thence South 17°12’ West 615.38 feet to an iron pin; thence North 86°27’30” East 60.38 feet to an iron pin; thence North 23°36’30” East 96 feet to mark made on the Northerly edge of the concrete wall; thence South 66°10’ East 87.6 feet to a point; thence South 72°13’ East 325.47 feet to a point; thence North 24°05’ East 430.73 feet to an iron pin; thence North 63°46’30” West 537.9 feet to the place of beginning, all in Section Two (2), Township Thirty-four (34) North, Range Six (6) West, and

ALSO EXCEPTING a parcel of land in Government Lot One (1), described as commencing at an iron pin which is 70.19 feet South 17°12’ West, from a point on the North line of Section 2, which is 850.67 feet South 88°19’ West, from the North Quarter corner of Section 2, thence South 17°12’ West, 615.38 feet to an iron pin; thence North 86°27’30” East, 60.38 feet to an iron pin; thence North 23°36’30” East, 96.0 feet to a mark on the Northerly edge of the North concrete forebay wall which is the point of beginning of the parcel to be described; thence North 66°10’ West, 10.30 feet to a point on the Easterly edge of the concrete roadway on the top of the Ladysmith Dam; thence South 23°36’30” West, along said Easterly edge of roadway 101.28 feet to a point; thence North 86°27’30” East, 11.58 feet to an iron pin; thence North 23°36’30” East 96.0 feet to the place of beginning, in Section 2, Township 34 North, Range 6 West; and

ALSO EXCEPTING a parcel of land in Government Lot 7, Section 2, Township 34 North, Range 6 West, in the City of Ladysmith, described as follows: Beginning at the intersection of the North line of said Government Lot 7, with the waters edge of the Flowage of Ladysmith Dam; thence North 88°19’ East along the North line of said Government Lot 7 and Section 2, 52 feet more or less to an iron pipe; thence continuing North 88019’ East, 419.34 feet (passing through an iron pipe at 98.79 feet) to an iron pipe which bears South 88°19’ West, 530.22 feet from the North Quarter corner of said Section 2; thence South 00°03’56” West, 244.39 feet to an iron pipe; thence North 63°46’30” West, 380 feet along the North line of a parcel of land described in a Warranty Deed between Great Western Paper Company and Lake Superior District Power Company, recorded in Volume 62 of Deeds, Page 107 in the office of the Register of Deeds for Rusk County, Wisconsin, to an iron pipe; thence South 17°12’ West, 30 feet more or less to the waters edge of the Flowage of the Ladysmith Dam; thence Northwesterly along said waters edge 170 feet more or less to the point of beginning,

That part of Government Lot Two (2) described as follows: Commencing at an iron stake set in the Southerly margin of the Flambeau River at a point near and Westerly from the South end of the Ladysmith Dam, said point being 718 feet South 17° West from a point on the North line of said Section 2, which is 801.9 feet West from the North Quarter corner of said Section, thence South 3°30’ West 252.9 feet to an iron stake, thence South 8° East 413.1 feet to an iron stake, this being the point of beginning of the parcel herein conveyed, thence South 81°30’ East 890.3 feet more or less to the Flambeau River, thence South along the Flambeau River to the North line of the right-of-way of the Soo Line Railway, thence Westerly along the North line of the right-of-way of the Soo Line Railway to a point thereon which is South 8° East of the point of beginning, thence North 8° West to the point of beginning; in Section Two (2), Township Thirty-four (34) North, Range Six (6) West.

PARCEL 2:

Volume 1 of Certified Survey Maps, Page 297, being part of Government Lots One (1) and Two (2), Section Two (2), Township Thirty-four (34) North, Range Six (6) West, and part of Government Lot Three (3), Section Thirty-five (35), Township Thirty-five (35) North, Range Six (6) West.

PARCEL 3:

Block Thirty-five (35), Menasha Wooden Ware Company’s Third Addition to the City of Ladysmith.

PARCEL 4:

Lots Thirty-six (36) and Thirty-seven (37), Assessor’s Plat No. 3 to the City of Ladysmith.

Section 3.10(a)(i).

1.	All matters identified in Schedule B of First American Title Insurance Company Policy of Title Insurance, Policy No. LP 5092766, dated July 5, 2005 and issued to Associated, its successors and/or assigns.

2.	All matters disclosed by ALTA/ASCM Land Title Survey dated July 25, 2000, last revised July 31, 2000, prepared by Lampert-Lee & Associates (the “2000 Survey”).

3.	A mortgage from Target to Associated, dated June 29, 2005, recorded in the office of the Register of Deeds for Rusk County, Wisconsin on June 29, 2005 in Volume 465 Records, Page 425 as Document No. 297748.

4.	An adjacent property owner’s garden encroaches of the part of the Real Property that lies Northerly of the Flambeau River. No Improvements are located in the vicinity of the encroachment.

5.	An adjacent property owner (Weather Shield) is maintaining and parking vehicles on part of the Real Property that is located in the North West corner of the part of the Real Property that is located Southerly of the Flambeau River. No Improvements are located in the vicinity of the area being so used. The rights granted to Weather Shield are pursuant to that certain License and Indemnity Agreement dated November 6, 1997 between the Target as Licensor and Weather Shield as Licensee (the “Parking Lot License Agreement”).

6.	The Target allows an adjacent property owner (McCormick Trucking, Inc.) to maintain and park vehicles (trucks and truck cabs) on part of the Real Property that is located in the North West corner of the part of the Real Property that is located Southerly of the Flambeau River. No Improvements are located in the vicinity of the area being so used. No written agreement exists between the Target and McCormick Trucking, Inc. with respect to the foregoing.

Section 3.10(b).

The Parking Lot License Agreement defined in Section 3.10(a)(i) of the Target’s Disclosure Schedule.

Section 3.10(d).

The Target’s “Paper Machine No. 1” operates as currently configured and maintained and it will meet the standards set forth in Section 3.10(d) of the Agreement provided that the project plan improvements described in Document D.9 titled “Project Information for Discussion at October 19, 2005 Board Meeting - Dated October 5, 2005” provided to Parent via the Target’s datasite are implemented.

Section 3.10(e).

The Real Property is adjacent to the Flambeau River. As disclosed by the 2000 Survey, portions of the Real Property are located within the 100 year flood zone.

Section 3.11

Intellectual Property

The following is a list of the items required to be identified in Section 3.11 of the Target’s Disclosure Schedule by Section 3.1 l(a) of the Agreement:

(a)(i)	Patents and Registered Trademarks and Copyrights:

Patents

None.

Registered Trademarks

U.S. Principal Register:

CITYFOREST (Reg. No. 2,321,203)

CITYFOREST [logo] (Reg. No. 2,326,010)

Registered Copyrights

None.

(a)(iv)	License, sublicense, agreement or other permission acquired by Target:

Software licenses:

Software License dated December 2, 2005, between the Target and Invensys Systems, Inc.

Software License and Service Agreement dated August 20, 2002, between Target and Aspen Technology Inc. (the “Aspen License Agreement”).

Oracle License and Services Agreement dated November 22, 2006, between Target and Oracle USA, Inc. (the “Oracle License Agreement”).

The CD Group License Agreement defined in Section 3.3 of the Target’s Disclosure Schedule.

The Cort License Agreement defined in Section 3.3 of the Target’s Disclosure Schedule.

(a)(v)	Unregistered trademarks, corporate names and Internet domain names:

Corporate names/Trade names:

CityForest Corporation

Unregistered trademarks:

Sureply (this trademark has been abandoned)

Domain names:

cityforest.com

Section 3.13

Powers of Attorney

None.

Section 3.14

Insurance

Set forth below is the following information with respect to each insurance policy (including without limitation policies providing property, casualty, liability and workers’ compensation coverage and bond and surety arrangements but excluding policies related to the Employee Benefit Plans maintained by the Target) to which the Target is or has been a party, a named insured or otherwise the beneficiary of coverage at any time within the past five years: (i) the name, address and telephone number of the agent; (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured; (iii) the policy number and the period of coverage; and (iv) with respect to insurance policies in effect as of the date of this Agreement, the amount of coverage under the policy and its applicable deductible:

(a)(i) Agent:	Jim Silesky
Gail Bloxham
Wachovia Insurance Services, Inc.
775 Prairie Center Drive, Suite 450
Eden Prairie, MN 55344
(952) 983-5820

(a)(ii) and (iii) – Insurer, Policyholder, Covered Insured, Policy Number and Period of Coverage:3

1.	Commercial Property, Liability, Automobile, Umbrella:

Insurer	Policy Number	Period of Coverage
Various	Various	10/1/06 – 10/1/07

Policy Amounts and Deductibles for Current Policies
Type of Insurance	Policy Amount	Deductible
Property – Liberty Mutual Fire Ins. Co. – Policy Number YU2-L9L-507628-016
Blanket Real Property	$39,500,000	$50,000
Blanket Real Property	$35,460,000	$50,000
Blanket Loss of Income	$19,640,000	N/A
Blanket Extra Expense	$500,000	N/A
General Liability – Hartford Casualty Ins. Co. – Policy Number 41UEN 1Q7709
General aggregate	$2,000,000	None.
Products/completed operations aggregate	$2,000,000	None.
Personal/advertising injury	$1,000,000	None.
Fire damage	$300,000	None.
Medical expense	$10,000	None.
Employee Benefit Liability
Each occurrence	$1,000,000	None.

[3]	The policy holder and the insured are each the Target unless otherwise specified.

Aggregate	$2,000,000	None.
Commercial Automobile – Hartford Casualty Ins. Co. – Policy Number 41UEN 1Q7709
Bodily Injury and Property Damage Combined	$1,000,000	$1,000
Uninsured motorists	$1,000,000
Underinsured motorists	$1,000,000
Medical Payments	$5,000
Umbrella – Hartford Casualty Ins. Co. – Policy Number 41 RHU 1Q7531
Each occurrence	$5,000,000	$10,000 Retention
Aggregate	$5,000,000	$10,000 Retention

2.	D&O/EPLI/Crime:

Insurer	Policy Number	Period of Coverage
Federal Insurance Company	8167-0706	10/1/06-10/1/07

Policy Amounts and Deductibles for Current Policies
Type of Insurance	Policy Amount	Deductible
D&O	$3,000,000	$35,000
EPLI	$3,000,000	$15,000
Crime	$300,000	$5,000

3.	Pollution:

Insurer	Policy Number	Period of Coverage
American International Specialty Lines Ins. Co.	PLC 195 2181	10/1/06-10/1/07

Policy Amounts and Deductibles for Current Policies
Type of Insurance	Policy Amount	Deductible
Pollution Liability
Each occurrence	$1,000,000	$50,000 each occurrence
Aggregate	$1,000,000	$50,000 each occurrence

4.	Workers Comp:

Insurer	Policy Number	Period of Coverage
Twin City Fire Ins. Co.	41 WERF 2530	10/1/06 – 10/1/07

Policy Amounts and Deductibles for Current Policies
Type of Insurance	Policy Amount	Deductible
Workers Compensation
Each occurrence	$500,000	N/A
Disease – Each Employee	$500,000	N/A
Disease – Policy Limit	$500,000	N/A

5.	Employee Benefits:

Insurer	Policy Number	Type of Coverage
Security Health Plan of Wisconsin, Inc.	INS-00046 (07/04) (as amended by INS- 00007-24 (05/06))	Health Maintenance Organization
Security Health Plan of Wisconsin, Inc.	INS-00048 (07/04)	Health Maintenance Organization
Ameritas Life Insurance Company	G-010-024152	Dental
Sun Life Assurance Company of Canada	64831	Life, AD&D and Long Term Disability Insurance

Section 3.15

Litigation

None.

Section 3.16

Product Warranty

The following are copies of the standard terms and conditions of sale for each product or service of the Target (containing applicable guaranty, warranty and indemnity provisions):

CityForest Corporation Sales Terms and Conditions

Assent. This Order Acknowledgement reflects the mutual assent of CityForest Corporation, a Minnesota corporation (“CityForest”), and the Purchaser to enter into an agreement under which Purchaser will purchase specified CityForest tissue paper products (“Products”) and CityForest will sell such Products to Purchaser for the terms and on the conditions set forth herein. Sale to Purchaser is limited to and expressly made conditional on Purchaser’s assent to the terms and conditions herein, which supersede all prior writings, representations, negotiations with respect hereto.

Order Methods. Purchaser shall order the Product from CityForest in writing by use of purchase orders which are mutually agreed upon. If any term of the purchase orders shall differ from or conflict with any term of this Order Acknowledgement, the terms of this Order Acknowledgement shall control. To the extent any term of this Order Acknowledgement shall differ from or conflict with any term of a Paper Supply Agreement between CityForest and Purchaser, the terms of the Paper Supply Agreement shall control. Stenographic or clerical errors are subject to correction.

Shipping. Unless otherwise agreed to by both the Purchaser and CityForest all Products shall be sold F.O.B. shipping point. The method of shipment and common carrier shall be mutually agreed upon by Purchaser and CityForest. Claims for shipment shortages must be made in writing and delivered to the common carrier and CityForest within ten (10) business days of receipt of shipment. All other shipping related claims must be made in writing and delivered by Purchaser within thirty (30) days after purchaser learns of facts upon which such claims are based. Any claim not made in writing within the time period shall be deemed waived. Claims related to the Product’s conformance with specifications or other product defects shall be handled in accordance with the CityForest Limited Product Warranty as set forth below.

Delivery. Delivery estimates are CityForest’s best estimate of when it will manufacture and ship the Products. CityForest assumes no responsibility for failure to make delivery or otherwise perform hereunder when such failure is due to an Act of God, public enemy, fire, strike, or similar causes beyond our control. In the event that the Purchaser is unable to accept delivery when the Product is ready for shipment, CityForest reserves the right to make reasonable charges for storage until such time as delivery can be made.

Returned Products. All parent roll tissue Products are “made to order” and cannot be returned except as provided in under the CityForest Limited Product Warranty as set forth below. Purchaser must obtain a written or verbal return authorization before returning any product to CityForest for evaluation and/or credit. Unauthorized returns may be refused by CityForest. Following issuance of a return authorization, CityForest and the Purchaser will coordinate the return of the products in question within 15 working days or less. Returned Products must be securely packed and sealed to reach CityForest without additional damage. Converted paper products or those that have received further processing by the Purchaser will not be accepted or considered for credit. At its sole option, CityForest may issue a credit for defective Products without requiring its return to CityForest; the Purchaser shall dispose of such defective Products as its sees fit.

Title; Risk of Loss; Security Interests; Remedies upon Default. Title and ownership of the Products shall remain in CityForest until payment is made in full, including any additional charges provided for herein, and Purchaser expressly agrees to keep in full force fire, theft, and accident insurance for the benefit of both parties as their interests appear on the date of delivery. Risk of loss shall pass to Purchaser upon delivery of Products to common carrier or specified carrier. Purchaser grants CityForest a security interest in the Products sold hereunder, together with accessions, additions, and proceeds there from as security for the payment and performance of Purchaser’s obligations hereunder. Purchaser is in default of its obligations under this contract if it fails to pay any charge when due, in which event CityForest may do any one of the following: (i) terminate this or any other obligation or agreement with Purchaser upon notice; (ii) whether or not this or any other contract is terminated, take possession of any or all of the Products sold pursuant to this contract wherever situated; (iii) retain all or a portion of any property of Purchaser in CityForest’s possession and suspend further performance of this or any other contractual obligations, as an offset to Purchaser’s liability for such default, without waiving CityForest’s right to proceed against Purchaser for any sums remaining due and unpaid under this or any other agreement. Purchaser shall be liable for all costs of collection, including reasonable attorneys’ fees. The rights afforded the parties hereunder shall not be deemed to be exclusive but shall be in addition to any other rights or remedies provided by law.

Payment Terms. For Purchasers who have been extended credit by CityForest, payment is due within thirty (30) days from the date of the invoice. CityForest reserves the right to assess finance charges on any unpaid invoices balances over fifteen (15) days past due. Purchaser will pay no FINANCE CHARGE on the balances shown on the invoice if such balance (less credits issued) is paid in full within fifteen (15) days. Purchaser agrees to pay a FINANCE CHARGE at a periodic rate of one and one-half (1.5%) percent per month (ANNUAL PERCENTAGE RATE OF EIGHTEEN [18%] PERCENT) on the balance outstanding on the last day of the billing, or a minimum FINANCE CHARGE of fifty (50) cents a month as permitted by state law.

Indemnification by Purchaser. Purchaser shall defend, indemnify, and hold harmless CityForest from and against any and all claims, loss, damage, expense, liability, suits, actions, proceedings, and judgments, and any costs whatsoever, including reasonable attorneys’ fees, arising out of or in any way connected with or sustained, rendered, or incurred by reason of any claim or action for personal injury, death or otherwise, involving or related to Purchaser’s or any of its affiliates’ handling and processing of the Product, including, but not limited to, product liability claims, Purchaser’s breach of its contracts, the omission or commission of any act, lawful or unlawful, by Purchaser or its agents or employees, whether or not such claims, suits, actions, or proceedings are rightfully or wrongfully made, brought or filed.

Waiver; Amendment. No provision of this Order Acknowledgement shall be deemed waived, amended, or modified by either party unless such waiver, amendment, or modification be in writing signed by the party against whom enforcement is sought.

Miscellaneous. CityForest and Purchaser agree to submit all disputes arising under this or any other Agreement, amendment or modification thereof, to binding arbitration only, to be held in Eau Claire, Wisconsin, only, before one arbitrator. The parties agree that any monetary award arising out of the arbitration proceedings may be entered, without objection, in any court of competent jurisdiction. The losing party agrees to pay the costs of arbitration and the attorney’s fees of the prevailing party, in addition to any award which may be rendered. This provision will not prevent CityForest from seeking equitable relief to protect its interests in the event there is no adequate remedy at law. This contract shall be governed by the laws of the State of Minnesota.

CITYFOREST LIMITED PRODUCT WARRANTY:

CityForest warrants that the Product delivered to Purchaser pursuant to accepted purchase orders or a Paper Supply Agreement conforms to the product specifications set forth in each Order Acknowledgment .For a period not to exceed six months, nonconforming goods or defective work may be returned for review by CityForest or, upon timely notice, shall be inspected by CityForest; if in CityForest’s exclusive judgment the Product is defective, CityForest at its option will provide a credit or replacement to Purchaser at CityForest’s expense. CityForest makes no further warranties of any kind with respect to the suitability of paper supplied by CityForest for any particular application. This warranty applies ONLY to the person(s) or company that is the original purchaser of the products manufactured by CityForest This limited warranty is not transferable or assignable. In no instance will CityForest be responsible for consequential or incidental damages of any kind or nature, regardless of the cause. Without limiting the generality of this statement, CityForest will not be liable for injury to persons or property, loss of the use of product, lost good will, lost profits, work stoppage, impairment or damage to other goods.

THE EXPRESS WARRANTIES HEREIN CONTAINED ARE IN LIEU OF ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTY OF MERCHANTABILITY AND FOR FITNESS FOR ANY PARTICULAR PURPOSE. PURCHASER ACKNOWLEDGES IT IS NOT RELYING UPON CITYFOREST’S SKILL AND JUDGMENT TO SELECT OR FURNISH GOODS SUITABLE FOR ANY PARTICULAR PURPOSE AND THAT THERE ARE NO WARRANTIES WHICH ARE NOT CONTAINED IN THIS AGREEMENT. CITYFOREST SHALL NOT BE LIABLE FOR DAMAGES, INCLUDING SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE PERFORMANCE OF THE GOODS OR THEIR USE BY PURCHASER. THIS WARRANTY SHALL NOT APPLY TO GOODS WHICH HAVE BEEN SUBJECT TO MISUSE OR ABUSE MISAPPLICATION, REPAIR OR TAMPERING IN ANY WAY SO AS TO AFFECT PERFORMANCE. ANY ACTION FOR BREACH OF CONTRACT MUST BE COMMENCED WITHIN THIRTEEN (13) MONTHS AFTER THE DATE OF SALE.

Section 3.18

Employee Benefits

The following is a list of each Employee Benefit Plan that the Target maintains or to which the Target contributes:

1.	CityForest Corporation Incentive Savings Plan and amendments thereto.

2.	The Security Health Plan, indemnity and HMO medical benefits coverage (the “Security Health Plan”) policy numbers INS-00046 (07/04) (as amended by INS-00007-24 (05/06)), and INS-00048 (07/04).

3.	The Target’s dental plan (coverage through Ameritas Life Insurance Company), policy number G-010-024152.

4.	The Target Share Plan.

5.	CityForest Corporation 1992 Stock Option Plan (the “1992 Plan”).

6.	CityForest Corporation 2003 Stock Option Plan (the “2003 Plan”).

7.	Option Agreements between the Target and certain Persons under the 1992 Plan and the 2003 Plan, each as described in Schedule 3.12.

8.	The Executive Employment Agreements.

9.	The Luft Phantom Agreement.

10.	Life, AD&D and Long Term Disability Insurance Plan (coverage through Sun Life Assurance Company of Canada), policy number 64831.

11.	Short-term disability program Section 125 (Cafeteria) Plan.

Section 3.21

Inventory; Equipment

Reference is made to the Gearbox Failure defined and described in Section 3.7 of the Target’s Disclosure Schedule.

Section 3.24

Transactions with Affiliates

The following is a list of all material contracts and agreements between the Target, on one hand, and on the other hand any of the Target’s officers, directors, shareholders, the Affiliates or immediate family members of the Target’s officers, directors and shareholders, or any Person in which any officer, director, shareholder of Affiliate of the same owns a beneficial interest:

1.	Warrant to Purchase Stock of CityForest Corporation dated June 11, 2004, between the Target and Wayne and Carol Gullstad.

2.	Warrant to Purchase Stock of CityForest Corporation dated June 11, 2004, between the Target and Lee Luft.

3.	Warrant to Purchase Stock of CityForest Corporation dated June 11, 2004, between the Target and Harry and Sheryl Simpson.

4.	CityForest Corporation Incentive Stock Option Agreement dated September 8, 2003, granted under the 2003 Plan, between the Target and Maury Keesler.

5.	CityForest Corporation Incentive Stock Option Agreement dated July 22, 2005, granted under the 2003 Plan, between the Target and Maury Keesler.

6.	CityForest Corporation Incentive Stock Option Agreement dated July 24, 2003, granted under the 2003 Plan, between the Target and Lee Luft.

7.	CityForest Corporation Incentive Stock Option Agreement dated July 24, 2003, granted under the 2003 Plan, between the Target and Harry Simpson.

8.	CityForest Corporation Incentive Stock Option Agreement dated July 22, 2005, granted under the 2003 Plan, between the Target and Harry Simpson.

9.	CityForest Corporation 1992 Stock Option Plan Stock Option Agreement dated August 18, 1999, granted under the 1992 Plan, between the Target and Lee Luft.

10.	CityForest Corporation 1992 Stock Option Plan Stock Option Agreement dated July 18, 2000, granted under the 1992 Plan, between the Target and Lee Luft.

11.	CityForest Corporation 1992 Stock Option Plan Stock Option Agreement dated January 23, 2001, granted under the 1992 Plan, between the Target and Lee Luft.

12.	CityForest Corporation Non-Qualified Stock Option Agreement dated July 24, 2003, granted under the 2003 Plan, between the Target and John Morrison.

13.	CityForest Corporation 1992 Stock Option Plan Stock Option Agreement dated April 19, 2000, granted under the 2003 Plan, between the Target and John Morrison.

14.	Warrant to Purchase Stock of CityForest Corporation dated June 11, 2004, between the Target and Callandish Capital Partners, LLC.

15.	The Executive Employment Agreements.

16.	The Luft Phantom Agreement.

Section 3.26

Indebtedness

The following lists each category and amount of Indebtedness as of February 26, 2007:

Type of Indebtedness	Amount
Payments due under the Executive Employment Agreements as a result of the Closing.	$1,080,000.00	[5]

Payment of the “Severance Amount” under the Executive Employment Agreement between the Target and Harry H. Simpson	$156,359.00 (Estimated	* )

Payments in satisfaction of the Target Share Plan	$3,128,632.00 (Estimated	* )

Payment to Lee T. Luft under the Luft Phantom Agreement	$553,200.00 (Estimated	* )

Payment to Greene Holcomb & Fisher	$672,500.00

Payment to Gray, Plant, Mooty, Mooty & Bennett, P.A.	$85,893.00

Payment to Wipfli LLP	$10,039.00

Accrued Interest related to the Assumed Indebtedness	$49,481.00

Prepaid Interest related to the Assumed Indebtedness	$(83,595.00)

All amounts marked as “Estimated” are the Target’s estimate of the amount of such Indebtedness as of February 26, 2007 and will be finalized as of the Closing Date based on the amount of outstanding Indebtedness calculated as of the Closing Date. The amount of each item of Indebtedness is subject to change before the Closing and the payment of all amounts of Indebtness as of the Closing will be reflected in the Debt Certification and the Flow of Funds Memorandum.

[5]	Does not include the Target’s portion of employment Taxes, which will be calculated as of and paid by the Target at the Closing.

Parent’s Disclosure Schedule

These disclosure schedules of the Parent (the “Parent’s Disclosure Schedule”) contain a listing of certain items required under the representations and warranties and exceptions to the representations and warranties required by that certain Merger Agreement (the “Agreement”) among Cellu Tissue Holdings, Inc., a Delaware corporation (the “Parent”), Cellu City Acquisition Corporation, a Minnesota corporation and wholly-owned subsidiary of Parent (the “Merger Sub”) and CityForest Corporation, a Minnesota corporation (the “Target”) and Wayne Gullstad as the “Shareholders Representative.” The Parent’s Disclosure Schedule is delivered to the Target by the Parent in satisfaction of the requirements of the Agreement and is a part of the Agreement. Capitalized terms used but not otherwise defined in the Parent’s Disclosure Schedule will have the meanings ascribed to them in the Agreement.

The Section numbers noted in the Parent’s Disclosure Schedule correspond to the Section numbers appearing in the Agreement. For the purposes of the Agreement and the Parent’s Disclosure Schedule, a matter disclosed in one Section of the Parent’s Disclosure Schedule will be disclosed with respect to other representations and warranties in the Agreement to which it would reasonably be considered related if it is reasonably apparent on the face of the disclosure of such matter that such matter also pertains to such other representations and warranties.

Section 4.3

Non-Contravention

The transactions contemplated by the Agreement require consent under the Credit Agreement dated as of June 12, 2006 among Cellu Paper Holdings, Inc, the Parent, Interlake Acquisition Corporation Limited, the loan guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A. as U.S. administrative agent and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent.

Section 4.4

Non-Contravention

The Parent has a Liability to pay a fee to William Blair & Company with respect to the transactions contemplated by the Agreement.